                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG


                            UNISPHERE NETWORKS, INC.,


                           PITCHER ACQUISITION CORP.,


                                       AND


                                 BROADSOFT, INC.


                          Dated as of October 20, 2000

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I THE MERGER...........................................................1
   1.1 The Merger..............................................................1
   1.2 The Closing.............................................................1
   1.3 Actions at the Closing..................................................1
   1.4 Additional Action.......................................................2
   1.5 Conversion of Shares....................................................2
   1.6 Dissenting Shares.......................................................5
   1.7 Exchange of Shares......................................................5
   1.8 Fractional Shares.......................................................7
   1.9 Options and Warrants....................................................7
   1.10 Escrow.................................................................9
   1.11 Certificate of Incorporation and By-laws...............................9
   1.12 No Further Rights.....................................................10
   1.13 Closing of Transfer Books.............................................10
   1.14 Tax Consequences......................................................10
   1.15 Accounting Treatment..................................................10
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................10
   2.1 Organization, Qualification and Corporate Power........................10
   2.2 Capitalization.........................................................11
   2.3 Authorization of Transaction...........................................12
   2.4 Noncontravention.......................................................12
   2.5 Subsidiaries...........................................................13
   2.6 Financial Statements...................................................13
   2.7 Absence of Certain Changes.............................................13
   2.8 Undisclosed Liabilities................................................13
   2.9 Tax Matters............................................................14
   2.10 Assets................................................................15
   2.11 Owned Real Property...................................................15
   2.12 Real Property Leases..................................................15
   2.13 Intellectual Property.................................................16
   2.14 Contracts.............................................................18
   2.15 Powers of Attorney....................................................20
   2.16 Insurance.............................................................20
   2.17 Litigation............................................................20
   2.18 Warranties............................................................20
   2.19 Employees.............................................................20
   2.20 Employee Benefits.....................................................21
   2.21 Environmental Matters.................................................23
   2.22 Legal Compliance......................................................25
   2.23 Customers and Suppliers...............................................25
   2.24 Permits...............................................................25

   2.25 Certain Business Relationships With Affiliates........................25
   2.26 Brokers' Fees.........................................................25
   2.27 Books and Records.....................................................26
   2.28 Disclosure............................................................26
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER AND
THE TRANSITORY SUBSIDIARY.....................................................26
   3.1 Organization, Qualification and Corporate Power........................26
   3.2 Capitalization.........................................................26
   3.3 Authorization of Transaction...........................................27
   3.4 Noncontravention.......................................................27
   3.5 Reports and Financial Statements.......................................27
   3.6 Absence of Material Adverse Change.....................................28
   3.7 Litigation.............................................................28
   3.8 Interim Operations of the Transitory Subsidiary........................29
   3.9 Brokers' Fees..........................................................29
   3.10 Disclosure............................................................29
   3.11 Other Transactions....................................................29
ARTICLE IV COVENANTS..........................................................29
   4.1 Closing Efforts........................................................29
   4.2 Governmental and Third-Party Notices and Consents......................29
   4.3 Special Meeting, Prospectus/Proxy Statement and Registration Statement.30
   4.4 Operation of Business..................................................31
   4.5 Access to Information..................................................34
   4.6 Notice of Breaches.....................................................35
   4.7 Exclusivity............................................................35
   4.8 Expenses...............................................................35
   4.9 Agreements from Certain Affiliates of the Company......................36
   4.10 Listing of Merger Shares..............................................36
   4.11 Loan..................................................................36
   4.12 Directors and Officers Insurance......................................36
   4.13 Employee Benefit and Related Matters..................................37
   4.14 Certain Tax Matters...................................................37
ARTICLE V CONDITIONS TO CONSUMMATION OF MERGER................................38
   5.1 Conditions to Each Party's Obligations.................................38
   5.2 Conditions to Obligations of the Buyer and the Transitory Subsidiary...39
   5.3 Conditions to Obligations of the Company...............................41
ARTICLE VI INDEMNIFICATION....................................................42
   6.1 Indemnification by the Company Stockholders............................42
   6.2 Indemnification by the Buyer...........................................43
   6.3 Indemnification Claims.................................................43
   6.4 Survival of Representations and Warranties.............................46
   6.5 Limitations............................................................47
ARTICLE VII TERMINATION.......................................................48
   7.1 Termination of Agreement...............................................48

   7.2 Effect of Termination..................................................49
ARTICLE VIII DEFINITIONS......................................................49
ARTICLE IX MISCELLANEOUS......................................................52
   9.1 Press Releases and Announcements.......................................52
   9.2 No Third Party Beneficiaries...........................................52
   9.3 Entire Agreement.......................................................52
   9.4 Succession and Assignment..............................................52
   9.5 Counterparts and Facsimile Signature...................................54
   9.6 Headings...............................................................54
   9.7 Notices................................................................54
   9.8 Governing Law..........................................................55
   9.9 Amendments and Waivers.................................................55
   9.10 Severability..........................................................55
   9.11 Submission to Jurisdiction............................................55
   9.12 Construction..........................................................56


Exhibit A     -   Escrow Agreement
Exhibit B     -   Stockholder Voting Agreement
Exhibit C     -   Affiliate Agreement
Exhibit D     -   Loan and Security Agreement
Exhibit E     -   Opinion of Counsel to the Company
Exhibit F     -   Noncompetition and Nonsolicitation Agreement
Exhibit G-1   -   Lock-Up Agreement (Employee)
Exhibit G-2   -   Lock-Up Agreement (Non-Employee)
Exhibit H     -   Opinion of Counsel to the Buyer and the Transitory Subsidiary

                          AGREEMENT AND PLAN OF MERGER

     Agreement entered into as of October 20, 2000 by and among Unisphere Networks, Inc., a Delaware corporation (the "Buyer"), Pitcher Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and BroadSoft, Inc., a Delaware corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

     This Agreement contemplates a merger of the Transitory Subsidiary into the Company. In such merger, the stockholders of the Company will receive common stock of the Buyer in exchange for their capital stock of the Company. It is intended that the merger would qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The parties further intend for the merger to be accounted for, for financial accounting purposes, as a purchase transaction.

     Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I
                                   THE MERGER

     1.1 THE MERGER. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Transitory Subsidiary file a certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

     1.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP in Reston, Virginia, commencing at 9:00 a.m. local time on such mutually agreeable date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the "Closing Date").

     1.3  ACTIONS AT THE CLOSING. At the Closing:

          (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in
Section 5.2;

          (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in
Section 5.3;

          (c) the Company and the Transitory Subsidiary shall file with the Secretary of State of the State of Delaware the Certificate of Merger;

          (d) the Buyer shall deliver certificates for the Initial Shares (as defined below) to a bank trust company or other entity reasonably satisfactory to the Company appointed by the Buyer to act as the exchange agent (the "Exchange Agent") in accordance with Section 1.7; and

          (e) the Buyer, Michael Tessler and Robert Goodman (the "Indemnification Representatives") and an independent escrow agent mutually agreeable to the parties (the "Escrow Agent") shall execute and deliver the Escrow Agreement attached hereto as EXHIBIT A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.10.

     1.4 ADDITIONAL ACTION. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

     1.5 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

          (a) Each share of common stock, $.01 par value per share, of the Company ("Common Shares") issued and outstanding immediately prior to the Effective Time (other than Common Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares (as defined below) and Common Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.10) (i) such number of shares of common stock, $.01 par value per share, of the Buyer ("Buyer Common Stock") as is equal to the Common Conversion Ratio (as defined below) plus (ii) any Additional Shares pursuant to Section 1.5(d) below.

          (b) The "Common Conversion Ratio" shall be the result obtained by dividing (i) 4,960,000 by (ii) the sum of (A) number of outstanding Common Shares immediately prior to the Effective Time (the "Actual Closing Shares") (after giving effect to the exercise of all Warrants (as defined below) outstanding immediately prior to the Effective Time and the conversion of all shares of Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Shares") into Common Shares (as contemplated by Section 5.2(m)), and (B) the number of Common Shares issuable upon the exercise of all Options (as defined below) outstanding immediately prior to the Effective Time, other than any Options issued as contemplated by Section 4.4(a) (such sum being referred to as the "Fully-Diluted Closing Shares").

          (c) Of the shares of Buyer Common Stock into which the Common Shares were converted pursuant to this Section 1.5, 496,000 shares of Buyer Common Stock (the "Escrow Shares") shall be deposited into escrow pursuant to Section
1.10 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. Stockholders of record of the Company immediately prior to the Effective Time ("Company Stockholders") shall be entitled to receive initially in the aggregate the number of shares of Buyer Common Stock into which their Common Shares were converted pursuant to this Section 1.5 (and cash in lieu of any fractional share of Buyer Common Stock, provided that such cash shall be paid following the end of the Measurement Period, as contemplated in Section 1.8 below), less the number of Escrow Shares (the "Initial Shares"). The Initial Shares shall be allocated among the Company Stockholders pro rata in accordance with the number of Common Shares held by each, with any fractions being rounded down to the nearest whole number. The Initial Shares and the Escrow Shares are referred to as the "Total Closing Shares."

          (d) Promptly following the expiration of the Measurement Period (as defined below) (but in any event within 15 days thereafter), the Buyer shall issue, without deduction, reduction or setoff, that number of additional shares of Buyer Common Stock (the "Additional Shares"), if any, equal to the Total Merger Shares (as defined below) less the Total Closing Shares. Of such Additional Shares, that number of shares equal to the product of (i) the Total Merger Consideration (as defined below) less 4,960,000 shares, multiplied by
(ii) 10%, shall be considered Escrow Shares and deposited into escrow pursuant to Section 1.10. The Company Stockholders shall be entitled to receive initially the number of Additional Shares not deposited into escrow pursuant to the preceding sentence, which shall be allocated among the Company Stockholders pro rata in accordance with the number of Initial Shares received by each in respect of its Common Shares, with any fractions being rounded down to the nearest whole number and cash being paid in lieu of any fractional share following the end of the Measurement Period as contemplated by Section 1.8 below. The Initial Shares, the Additional Shares and the Escrow Shares are referred to as the "Merger Shares."

          (e)  The number of "Total Merger Shares" shall equal the product of
(A) the Total Merger Consideration multiplied by (B) a fraction, the numerator of which is the number of Actual Closing Shares and the denominator of which is the number of Fully-Diluted Closing Shares. The "Total Merger Consideration" shall be calculated as follows:

               (i) if the Buyer Average Stock Price is less than or equal to Threshold A, then the Total Merger Consideration shall be 6,710,000 shares of Buyer Common Stock;

               (ii) if the Buyer Average Stock Price is greater than Threshold A and less than Threshold B, then the Total Merger Consideration shall be the number of shares of Buyer Common Stock equal to the quotient of (x) Threshold B multiplied by 5,460,000, (y) divided by the Buyer Average Stock Price;

               (iii) if the Buyer Average Stock Price is equal to or greater than Threshold B and less than or equal to Threshold C, then the Total Merger Consideration shall be 5,460,000 shares of Buyer Common Stock;

               (iv) if the Buyer Average Stock Price is greater than Threshold C and less than Threshold D, then the Total Merger Consideration shall be the number of shares of Buyer Common Stock equal to the quotient of (x) Threshold C multiplied by 5,460,000, (y) divided by the Buyer Average Stock Price; and

               (v) if the Buyer Average Stock Price is equal to or greater than Threshold D, then the Total Merger Consideration shall be 4,960,000 shares of Buyer Common Stock; where

               (vi) "Threshold A" shall mean the quotient of (A) Threshold B multiplied by 5,460,000, (B) divided by 6,710,000. "Threshold B" shall mean a fraction, the numerator of which is $10,000,000,000 plus the amount of the Gross IPO Proceeds (as defined below), and the denominator of which is the number of Post-IPO Shares. "Threshold "C" shall mean a fraction, the numerator of which is $14,000,000,000 plus the amount of the Gross IPO Proceeds, and the denominator of which is the number of Post-IPO Shares. "Threshold D" shall mean the quotient of (A) Threshold C multiplied by 5,460,000, (B) divided by 4,960,000. "Gross IPO Proceeds" shall mean the price per share to the public, as set forth on the cover of the final prospectus for the IPO (as defined below), multiplied by the number of shares sold to the public in the IPO, after giving effect to the exercise by the underwriters of their over-allotment option, if applicable. "Post-IPO Shares" means the number of shares of Buyer Common Stock outstanding immediately after the closing of the IPO, plus the number of shares of Buyer Common Stock issuable upon the exercise of options and warrants to purchase Buyer Common Stock then outstanding, plus the number of shares issued upon the exercise of the underwriters' over-allotment option, if applicable. "IPO" shall mean the first public underwritten offering of equity securities made by the Buyer pursuant to an effective registration statement on Form S-1 under the Securities Act (as defined below). The "Buyer Average Stock Price" shall be equal to the average of the last reported sale price per share for the Buyer Common Stock on the Nasdaq National Market for the 20 consecutive trading days (the "Measurement Period") beginning with the first complete trading day following the later to occur of (x) the public announcement of Buyer's quarterly financial results for the Buyer's first fiscal quarter ending after the IPO and
(y) the 30th day following the Closing Date.

          (f) Each Company Share (as defined below) held in the Company's treasury immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor.

          (g) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

          (h) In the event of any change in Buyer Common Stock between the date of this Agreement and the later of the date 10 days following the Measurement Period or the date all Additional Shares are issued pursuant to Section 1.5(d) by reason of stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Buyer Common Stock to be issued and delivered in the Merger as provided in this Agreement shall be appropriately adjusted.

     1.6  DISSENTING SHARES.

          (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his, her or its right to appraisal under the Delaware General Corporation Law or properly withdrawn, his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5, and (ii) promptly following the occurrence of such event, the Buyer shall deliver to the Exchange Agent a certificate representing 90% of the Merger Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Initial Shares for all purposes of this Agreement) and shall deliver to the Escrow Agent a certificate representing the remaining 10% of the Merger Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Escrow Shares for all purposes of this Agreement).

          (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law; provided that, prior to the Closing, the Company shall have the opportunity to participate in all such negotiations and proceedings. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands, unless required to do so by a court of competent jurisdiction. Prior to the Closing, the Buyer shall consult with the Company prior to entering into any agreement to settle any such demands.

     1.7  EXCHANGE OF SHARES.

          (a) Prior to the Effective Time, the Buyer shall appoint the Exchange Agent to effect the exchange for the Initial Shares and the Additional Shares of certificates that, immediately prior to the Effective Time, represented Common Shares converted into Merger Shares pursuant to Section 1.5 (including any Common Shares referred to in the last sentence of Section 1.6(a)) ("Certificates"). On the Closing Date, the Buyer shall deliver to the Exchange Agent, in trust for the benefit of holders of Certificates, stock certificates (issued in the name of the Company Stockholders) representing the Initial Shares, as described in Section 1.5. As soon as practicable after the Effective Time, the Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Initial Shares issuable pursuant to Section 1.5. Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Initial Shares issuable pursuant to Section 1.5. Following determination of the Total Merger Consideration, the Buyer shall deliver to the Exchange Agent stock certificates representing the Additional Shares and each holder of a Certificate, upon proper surrender thereto, shall be entitled to receive the Additional Shares issuable pursuant to Section 1.5. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive a certificate for the Initial Shares or Additional Shares, if any, issuable pursuant to Section 1.5 (and cash in lieu of any fractional share of Buyer Common Stock, provided that such cash shall be paid following the end of the Measurement Period, as contemplated in
Section 1.8 below). Holders of Certificates shall not be entitled to receive certificates for the Initial Shares or Additional Shares, if any, to which they would otherwise be entitled until such Certificates are properly surrendered.

          (b) If any Initial Shares or Additional Shares, if any, are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Initial Shares or Additional Shares, if any, that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Common Shares for any Initial Shares or Additional Shares, if any, issuable to such holder pursuant to Section 1.5 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Initial Shares issuable in exchange therefor pursuant to Section 1.5. The Board of Directors of the Buyer may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer an appropriate affidavit and/or a bond in such sum as it may direct as indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (d) No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Initial Shares or Additional Shares, if any, until such holders surrender their Certificates for certificates representing the Merger Shares. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Shares or Additional Shares, if any, are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

          (e) Certificates representing the Merger Shares may be legended to reflect the lock-up agreements contemplated by Section 5.2(j).

     1.8 FRACTIONAL SHARES. No certificates or scrip representing fractional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares or Additional Shares, if any, that would have otherwise been issued to such former Company Stockholders. In lieu of such fractional shares, promptly following the Measurement Period (but in any event within 10 days thereafter), any holder of Company Shares who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock issuable to such holder) shall (provided that such holder shall have surrendered its Certificate(s)), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Buyer Average Stock Price.

     1.9  OPTIONS AND WARRANTS.

          (a) As of the Effective Time, all options to purchase Common Shares issued by the Company pursuant to its stock option plans or otherwise ("Options"), whether vested or unvested, and the Company's stock option plan(s) under which Options have been granted shall be assumed by the Buyer. Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire Buyer Common Stock on the same terms and conditions as were applicable under such Option at the Effective Time, subject to the adjustments contemplated by this Section 1.9(a). For all assumed Options, other than any Options issued as contemplated by Section 4.4(a) (referred to as the "Permitted Options"), each Option shall become an option to acquire a number of shares of Buyer Common Stock equal to the number of Common Shares subject to the unexercised portion of such Option multiplied by the Common Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Option, other than Permitted Options, shall be equal to the exercise price of such Option immediately prior to the Effective Time, divided by the Common Conversion Ratio (with any fraction resulting from such division to be rounded up to the nearest whole cent). The number of shares purchasable under, and the exercise price of, each assumed Permitted Option shall not be adjusted in connection with the Merger and shall remain the same after the Effective Time. Following the Measurement Period, with respect to any Options assumed by Buyer pursuant to this Section 1.9(a) and still unexercised, other than Permitted Options, the holder of such assumed Option shall receive additional options, on the same terms and conditions and at the same exercise price per share in effect immediately prior to such issuance, to purchase a number of shares of Buyer Common Stock equal to the difference between (i) the number of shares of Buyer Common Stock subject to such assumed Option immediately prior thereto multiplied by a fraction, (A) the numerator of which is the Total Merger Consideration and (B) the denominator of which is 4,960,000 (with any fraction resulting from such multiplication to be rounded down to the nearest whole number), and (ii) the number of shares of Buyer Common Stock subject to such assumed Option immediately prior thereto. The exercise price in effect immediately prior to such adjustment shall not be adjusted. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986 (as amended, the "Code"), if applicable, and all of the other terms of the Options shall otherwise remain unchanged. In the event the Buyer receives a request to exercise any Option assumed by it following the Effective Time and prior to the expiration of the Measurement Period, Buyer shall notify the optionholder of the consequence of such exercise with respect to potential additional options contemplated by this Section 1.9(a).

          (b) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Options appropriate notices setting forth the number of shares of Buyer Common Stock subject to such assumed Option, the exercise price per share, and such holders' rights pursuant to such Options, as amended by this Section 1.9, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.9 and such notice). The Buyer or the Surviving Corporation shall deliver to the holders of Options an appropriate notice after the expiration of the Measurement Period, describing any additional options issued pursuant to this Section 1.9.

          (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with this Section 1.9. Within 10 days after the Effective Time, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933 (as amended, the "Securities Act") with respect to all shares of Buyer Common Stock subject to such Options that may be registered on a Form S-8, and within 10 days after the expiration of the Measurement Period, Buyer shall amend such Registration Statement on Form S-8, if necessary, to take into account any additional options issued with respect to the Options pursuant to this Section
1.9. Buyer shall use its best efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

          (d) The Company shall cause the termination, as of the Effective Time, of the Second Amended and Restated Replacement Warrant to Purchase Stock, dated November 4, 1999, by the Company in favor of Silicon Valley Bank and the Warrant Agreement by and between the Company and Comdisco, Inc. dated as of June 5, 2000 (the "Warrants") to the extent that either Warrant remains unexercised as of the Effective Time.

          (e) The Company shall obtain, prior to the Closing, the consent from each holder of an Option or a Warrant to the amendment (in the case of Options) or termination (in the case of Warrants) of such Option or Warrant pursuant to this Section 1.9 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

          (f) Section 2.2 of the Disclosure Schedule sets forth (i) all Common Shares, Series A Preferred Shares (as defined below) and Series B Preferred Shares (collectively, the "Company Shares") outstanding immediately prior to the Effective Time that are unvested or are subject to a repurchase option, risk of forfeiture or other conditions under any applicable restricted stock purchase agreement or other agreement with the Company (the "Restricted Shares") and (ii) all elections made under Section 83(b) of the Code with respect thereto. Any shares of Buyer Common Stock (including Additional Shares) issued in exchange for the Restricted Shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition (provided, however, that the vesting schedule of such shares shall accelerate in accordance with the terms of the applicable restricted stock purchase or other agreement upon the Effective Time, and further provided that the repurchase price in effect immediately prior to the Effective Time, if any, shall be appropriately adjusted by dividing it by the Common Conversion Ratio, and further provided that after expiration of the Measurement Period, such repurchase price shall not be further adjusted to reflect the issuance of any Additional Shares), and the certificates representing such shares of Buyer Common Stock shall accordingly be marked with appropriate legends.

     1.10 ESCROW.

          (a) On the Closing Date and following the determination of the Total Merger Consideration (if applicable), the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5, for the purpose of securing the indemnification obligations of the Indemnifying Stockholders (as defined in Section 6.1) set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

          (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representatives.

     1.11 CERTIFICATE OF INCORPORATION AND BY-LAWS.

          (a) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that (1) the name of the corporation set forth therein shall be changed to the name of the Company and (2) the identity of the incorporator shall be deleted.

          (b) The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

     1.12 NO FURTHER RIGHTS. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

     1.13 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer, the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for Initial Shares and, if applicable, Additional Shares in accordance with Section 1.5, subject to Section 1.10 and to applicable law in the case of Dissenting Shares.

     1.14 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.15 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be accounted for as a purchase.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Buyer on the date hereof and accepted in writing by the Buyer (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II; provided, however, that the Company may insert appropriate cross-references in a paragraph of the Disclosure Schedule to another paragraph of the Disclosure Schedule, and such other paragraph in this
Article II shall be deemed to be so qualified as well. For purposes of this
Article II, the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual knowledge of those employees and directors identified in the introduction to the Disclosure Schedule.

     2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Certificate of Incorporation and By-laws. The

Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), operations or results of operations of the Company.

     2.2 CAPITALIZATION. The authorized capital stock of the Company consists of (a) 50,000,000 Common Shares, of which, as of the date of this Agreement, 30,345,826 shares were issued and outstanding and 30,000 shares were held in the treasury of the Company and (b) 13,015,004 shares of preferred stock, of which
(i) 9,000,000 shares have been designated as Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Shares"), of which, as of the date of this Agreement, 9,000,000 shares were issued and outstanding and (ii) 4,015,004 shares have been designated as Series B Shares, of which, as of the date of this Agreement, 3,850,000 shares were issued and outstanding, 66,000 shares were reserved for issuance upon exercise of outstanding Warrants and 99,000 were reserved for possible issuance upon exercise of Warrants that may be required to be issued upon the occurrence of certain events described in Section 2.2 of the Disclosure Schedule. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of (i) all stockholders of the Company, indicating the number and class or series of Company Shares held by each stockholder and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (ii) all outstanding Options and Warrants, indicating
(A) the holder thereof, (B) the number and class or series of Company Shares subject to each Option and Warrant and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (C) the exercise price, date of grant, vesting schedule and expiration date for each Option or Warrant, and (D) any terms regarding the acceleration of vesting, and (iii) all stock option plans and other stock or equity-related plans of the Company. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise of Options or Warrants will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. As of the date of this Agreement, other than the Options and Warrants listed in Section 2.2 of the Disclosure Schedule and, with respect to redemption rights, other than pursuant to the Company Charter, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except as set forth in Section 2.2 of the Disclosure Schedule, and except for the Company's Second Amended and Restated Stockholders' Agreement, dated May 23, 2000 (the "Stockholders Agreement"), and the Company's Amended and Restated Registration Rights Agreement, dated April 25, 2000 (the "Registration Rights Agreement"), there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

     2.3 AUTHORIZATION OF TRANSACTION. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Common Shares (including the Series B Preferred Shares, voting on an as-converted basis, voting together with the Common Shares as a single class) and a majority of the Company's Series A Preferred Shares and Series B Preferred Shares, voting as a single class (with each Series A Preferred Share having one vote and each Series B Preferred Share having that number of votes as is equal to the number of Common Shares into which it is then convertible) (collectively, the "Requisite Stockholder Approval"), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), if any, obtaining the Requisite Stockholder Approval and filing of the Certificate of Merger as required by the Delaware General Corporation Law, except as set forth on Section 2.4 of the Disclosure Schedule, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets subject, in the cases of Section 2.4(c) and
(e), to any conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations, consents, notices, waivers or violations which, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement: "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, landlord's and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company and (iv) liens for current Taxes not yet due and payable; and "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

     2.5 SUBSIDIARIES. The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association.

     2.6 FINANCIAL STATEMENTS. The Company has provided to the Buyer (a) the audited consolidated balance sheets and statements of operations and cash flows of the Company as of and for the period from inception through December 31, 1999 and the year ended December 31, 1999 and the audited statement of changes in stockholders' equity for the year ended December 31, 1999; and (b) the unaudited consolidated balance sheet and statements of operations, changes in stockholders' equity and cash flows as of and for the eight months ended as of August 31, 2000 (the "Most Recent Balance Sheet Date"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company; provided, however, that the Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

     2.7  ABSENCE OF CERTAIN CHANGES. Since the Most Recent Balance Sheet Date,
(a) there has occurred no event or development which has had, or would reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) except as set forth on Section 2.7 of the Disclosure Schedule, neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (n) of Section 4.4.

     2.8 UNDISCLOSED LIABILITIES. Except as set forth on Section 2.8 of the Disclosure Schedule, the Company has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due) of the type required to be reflected in a balance sheet prepared in accordance with GAAP, except for (a) liabilities shown on the balance sheet referred to in clause (b) of Section 2.6 (the "Most Recent Balance Sheet"), and (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period.

     2.9  TAX MATTERS.

          (a) For purposes of this Agreement, the following terms shall have the following meanings:

               (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

               (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (b) The Company has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects, and the Company has paid on a timely basis all Taxes whether or not shown on such Tax Returns to be due and payable. The Company is not nor has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The unpaid Taxes of the Company for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. The Company does not have any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

          (c) The Company has delivered to the Buyer complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since its inception. None of the federal income Tax Returns of the Company have been audited by the Internal Revenue Service. The Company has delivered or made available to the Buyer complete and accurate copies of all other Tax Returns of the Company together with all related examination reports and statements of deficiency for all periods from and after the Company's inception. No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

          (d) The Company: (i) is not a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company are subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (iii) except as set forth in Section 2.9(d) of the Disclosure Schedule, has not made any payments, is not obligated to make any payments, or is not a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) does not have any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or
(v) is not or has not been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

          (e) The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

          (f) Except as set forth in Section 2.9(f) of the Disclosure Schedule, no state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

     2.10 ASSETS. The Company owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Such tangible assets, taken in the aggregate, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used. Except as set forth in Section 2.10 of the Disclosure Schedule, no asset of the Company (tangible or intangible) is subject to any Security Interest.

     2.11 OWNED REAL PROPERTY. The Company does not own any real property.

     2.12 REAL PROPERTY LEASES. Section 2.12 of the Disclosure Schedule lists, as of the date of this Agreement, all real property leased or subleased to or by the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer complete and accurate copies of the leases and subleases (as amended to date) listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.12 of the Disclosure Schedule, except as set forth in Section 2.12 of the Disclosure Schedule:

          (a) the lease or sublease is legal, valid, binding, in full force and effect and is enforceable by the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and rules of law governing injunctive relief and other equitable remedies;

          (b) subject to the giving of notices and receipt of consents set forth on Section 2.4 of the Disclosure Schedule, the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, unless the lease or sublease would, by its express terms, expire prior to the Closing;

          (c) the Company is not, nor to the knowledge of the Company, is any other party, in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease; and

          (d) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

     2.13 INTELLECTUAL PROPERTY.

          (a) Except as set forth in Section 2.13(a) of the Disclosure Schedule, the Company owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by the Company to other parties (together, the "Customer Deliverables") or (ii) to operate the Company's internal systems that are material to the business or operations of the Company, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems"; the Intellectual Property owned by or licensed to the Company and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Company Intellectual Property"). Each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Company has taken the measures to protect the proprietary nature of each item of Company Intellectual Property as are specified in Section
2.13 of the Disclosure Schedule. To the knowledge of the Company, other than with respect to commercially available, off-the-shelf software embedded in or otherwise part of the Internal Systems, (a) no other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in Section 2.13(c) of the Disclosure Schedule), and (b) no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing. Section 2.13(a) of the

Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company or any Subsidiary, and the measures taken by the Company to protect the proprietary nature of each item of Company Intellectual Property.

          (b) Except as set forth in Section 2.13(b) of the Disclosure Schedule, none of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. None of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.13(b) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to the Buyer complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to the Buyer complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

          (c) Section 2.13(c) of the Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) (written or oral) pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property.

          (d) Section 2.13(d) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

          (e) The Company has not disclosed the source code for any of the software owned by the Company (the "Software") or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, and has not entered into any escrow arrangement with respect to the Software, each except pursuant to the agreements listed in Section 2.13(e) of the Disclosure Schedule, and the Company has taken reasonable measure to prevent disclosure of such source code.

          (f) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company. No portion of such copyrightable materials was jointly developed with any third party.

          (g) To the knowledge of the Company, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

          (h) All of the Customer Deliverables currently being marketed, distributed or licensed by the Company or which were marketed, distributed or licensed by the Company since its inception, and all Internal Systems, are Year 2000 Compliant. The Company is not aware of any failure to be Year 2000 Compliant of any third-party system that is material to the business or operations of the Company, including without limitation any system belonging to any of the Company's suppliers, service providers or customers.

          (i) For purposes of this Agreement, "Year 2000 Compliant" means that the applicable system or item:

               (i) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years;

               (ii) will accurately perform all date-dependent calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years; and

               (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of years from 1999 to 2000,
(y) date data, including date data which represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date;

in each case without human intervention, other than original data entry.

     2.14 CONTRACTS.

          (a) Section 2.14 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company is a party as of the date of this Agreement:

               (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum or having a remaining term longer than 12 months;

               (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $10,000, or (C) in which the Company or any Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

               (iii) any agreement establishing a partnership or joint venture, or any business arrangement for the distribution or development of products;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

               (v) any agreement concerning confidentiality or noncompetition, excluding the Company's standard form of Nondisclosure and Noncompete Agreement entered into with each employee and consultant of the Company and provided to the Buyer pursuant to Section 2.19 hereof;

               (vi) any employment or consulting agreement, excluding the Company's standard form of Nondisclosure and Noncompete Agreement entered into with each employee and consultant of the Company and provided to the Buyer pursuant to Section 2.19 hereof;

               (vii) any agreement involving any officer, director or stockholder of the Company or any affiliate (an "Affiliate"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), thereof;

               (viii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

               (ix) any agreement which contains any provisions requiring the Company to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

               (x) any other agreement (or group of related agreements) either involving more than $10,000 or not entered into in the Ordinary Course of Business.

          (b) The Company has delivered to the Buyer a complete and accurate copy of each agreement listed in Section 2.13 or Section 2.14 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding, in full force and effect and enforceable by the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and rules of law governing injunctive relief and other equitable remedies; (ii) subject to the giving of notices and receipt of consents set forth in Section 2.4 of the Disclosure Schedule, the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing (unless the agreement would, by its express terms, expire prior to the Closing) and the consummation of the transactions contemplated hereby will not cause a default under or result in the acceleration of the obligations under the agreement; and (iii) the Company is not, nor, to the knowledge of the

Company, is any other party, in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such contract, subject to any conflicts, breaches, violations or defaults which, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect.

     2.15 POWERS OF ATTORNEY. Except as set forth in Section 2.15 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

     2.16 INSURANCE. Section 2.16 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, directors' and officers', environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Company has no liability for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

     2.17 LITIGATION. Except as set forth in Section 2.17 of the Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration, mediation or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or, to the Company's knowledge, has been threatened against the Company which (a) seeks either damages in excess of $25,000 or equitable relief or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

     2.18 WARRANTIES. No product or service manufactured, sold, leased, licensed or delivered by the Company is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company, which are set forth in Section 2.18 of the Disclosure Schedule and (ii) manufacturers' warranties for which the Company does not have any liability. Section 2.18 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling its obligations under the guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

     2.19 EMPLOYEES.

          (a) Section 2.19 of the Disclosure Schedule contains a list of all employees of the Company, along with the position and the authority to work in the United States (whether by U.S. citizenship or otherwise) of each such person. The Company has previously provided to the Buyer the annual rate of compensation of each current employee of the Company, which information is true and complete as of the date hereof. The Company has not extended loans to any of its employees which remain, as of the date hereof, unpaid. Each employee of the Company has entered into a Nondisclosure and Noncompete Agreement with the Company on the Company's standard form, a copy of which standard form has previously been delivered to the Buyer. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company.

          (b) The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company.

     2.20 EMPLOYEE BENEFITS.

          (a) For purposes of this Agreement, the following terms shall have the following meanings:

               (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

               (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

          (b) Section 2.20(b) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for each Employee Benefit Plan, if such reports and statements have been required, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

          (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

          (d) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

          (e) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

          (f) At no time has the Company or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

          (g) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

          (h) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

          (i) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of
Section 501(c)(9) of the Code.

          (j) Each Employee Benefit Plan (other than the Company's 1999 Stock Incentive Plan) is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

          (k) Section 2.20(k) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (l) Section 2.20(l) of the Disclosure Schedule sets forth the policy of the Company and any Subsidiary with respect to accrued vacation, accrued sick time, compensatory time and earned time-off and the amount of such liabilities as of September 30, 2000.

     2.21 ENVIRONMENTAL MATTERS.

          (a) The Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

          (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment by the Company or, to the knowledge of the Company, by any other party, at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company. With respect to any such releases of Materials of Environmental Concern by the Company, the Company has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

          (c) Set forth in Section 2.21(c) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which the Company has possession of or access to as of the date hereof. A complete and accurate copy of each such document has been provided to the Buyer.

          (d) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

     2.22 LEGAL COMPLIANCE. Except with respect to tax matters that are treated in Section 2.9, employee benefits matters that are treated in Section 2.20 and environmental matters that are treated in Section 2.21, the Company, and the conduct and operations of its business, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

     2.23 CUSTOMERS AND SUPPLIERS. No customer accounted for any revenues of the Company during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date. Section 2.23 of the Disclosure Schedule sets forth each supplier that is the sole supplier of any significant product to the Company. No such supplier has indicated within the past year that it will stop, or decrease the rate of, supplying products to the Company. No purchase order or commitment of the Company is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

     2.24 PERMITS. Section 2.24 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company as of the date hereof. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted or as proposed to be conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

     2.25 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. No Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. Section
2.25 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which have occurred or existed since the Company's inception, other than investments made with respect to the Company Shares.

     2.26 BROKERS' FEES. Other than fees payable to Robertson Stephens Inc. and W.R. Hambrecht & Co., the Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.27 BOOKS AND RECORDS. The minute books and other similar records of the Company contain complete and accurate records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

     2.28 DISCLOSURE. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

     Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows:

     3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect (as defined below). The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished or made available to the Company complete and accurate copies of its Certificate of Incorporation and By-laws. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), operations or results of operations of the Buyer and its subsidiaries, taken as a whole.

     3.2 CAPITALIZATION. The authorized capital stock of the Buyer consists solely of 105,824,172 shares of Buyer Common Stock, of which 90,284,760 shares were issued and outstanding as of September 30, 2000; provided that the Board of Directors of the Buyer has approved an amendment to the Buyer's certificate of incorporation increasing the number of authorized shares of Buyer Common Stock to 295,000,000 and creating a class of 5,000,000 shares of authorized "blank check" preferred stock, which amendment the Buyer expects will be submitted for approval by its stockholders, approved and filed prior to completion of the IPO. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. As of September 30, 2000, the Buyer has reserved a total of 14,139,381 shares of Buyer Common Stock for issuance pursuant to the exercise of outstanding options, warrants or other securities convertible into or exchangeable for shares of Buyer Common Stock and an additional 1,400,031 shares of Buyer Common Stock are reserved for future grants of stock options or restricted stock awards. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Buyer.

     3.3 AUTHORIZATION OF TRANSACTION. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

     3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act and the Hart-Scott-Rodino Act, if any, and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or
(d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

     3.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its Registration Statement on Form S-1 (the "IPO Registration Statement"), as filed with the Securities and Exchange Commission (the "SEC"), and all written comments provided by the staff of the SEC to the Buyer with respect to the IPO Registration Statement and all responses to such comments filed by the Buyer with the SEC (other than responses that the Buyer determines should be kept confidential for bona fide business purposes, provided that the Buyer shall in any event provide all responses that relate to the Company or the transactions contemplated by this Agreement). The IPO Registration Statement complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder when filed and, upon effectiveness thereof in accordance with the Securities Act, the Buyer currently intends to offer shares of Buyer Common Stock to the public pursuant thereto. As of the date of this Agreement, Credit Suisse First Boston Corporation has advised the Buyer that it supports the Buyer's current intention to go forward with the IPO. As of the date of this Agreement, subject to the last three sentences of this Section 3.5, the IPO Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the IPO Registration Statement, subject to the last three sentences of this Section 3.5,
(i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer. The Company acknowledges that the IPO Registration Statement has not been declared effective and is the subject of ongoing review by the staff of the SEC, and that additional modifications to the IPO Registration Statement and the financial statements included therein may be necessary in response to comments issued by the SEC staff. Among other things, the SEC staff has issued comments regarding potential compensation expenses attributable to "cheap stock" issued by the Buyer, regarding the period over which certain intangible assets of the Buyer should be amortized and regarding potential variable accounting with respect to certain stock options issued by the Buyer. The Company agrees that any modification to the IPO Registration Statement made by the Buyer after the date of this Agreement in response to comments from the SEC staff, including any modifications to existing disclosure or financial data or any addition of new disclosure, shall not give rise to a breach of the representations and warranties made in this Section 3.5.

     3.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Since June 30, 2000, there has occurred no event or development which has had, or would reasonably be expected to have in the future, a Buyer Material Adverse Effect.

     3.7 LITIGATION. Except as disclosed in the IPO Registration Statement, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, could have, individually or in the aggregate, a Buyer Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

     3.8 INTERIM OPERATIONS OF THE TRANSITORY SUBSIDIARY. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

     3.9 BROKERS' FEES. Other than fees payable to Credit Suisse First Boston Corporation, neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.10 DISCLOSURE. No representation or warranty by the Buyer contained in this Agreement contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     3.11 OTHER TRANSACTIONS. On the date hereof, the Buyer is not in active and substantive discussions with any third party involving (i) an Acquisition (as defined below) of the Buyer (ii) the Buyer's acquisition of any other business or entity, or (iii) issuances by the Buyer of any of its securities, other than
(x) the IPO, (y) in connection with the exercise or conversion of currently outstanding warrants, options and other convertible securities, and (z) the issuance of further employee stock options and the issuance of the Buyer's Common Stock pursuant thereto. An "Acquisition" is an acquisition, purchase, merger, other business combination or other single transaction or series of related transactions the result of which is a sale of all or substantially all of the assets of the Buyer or a merger or acquisition of the Buyer with, into or by any other corporation or corporations, in which the shareholders of the corporation immediately prior to such transaction do not own a majority of the outstanding shares of the surviving entity or entities.

                                   ARTICLE IV
                                    COVENANTS

     4.1 CLOSING EFFORTS. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

     4.2  GOVERNMENTAL AND THIRD-PARTY NOTICES AND CONSENTS.

          (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall use its Reasonable Best Efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided, however, that, notwithstanding anything to the contrary in this Agreement, the Buyer shall not be obligated to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer or its Affiliates.

          (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section
2.4 of the Disclosure Schedule.

     4.3  SPECIAL MEETING, PROSPECTUS/PROXY STATEMENT AND REGISTRATION
STATEMENT.

          (a) The Company shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Stockholder Approval, either at a special meeting of stockholders or pursuant to a written stockholder consent, all in accordance with the applicable requirements of the Delaware General Corporation Law. In connection with such special meeting of stockholders or written stockholder consent, the Buyer shall prepare, with the assistance and cooperation of the Company, a Registration Statement on Form S-4 (the "Registration Statement"). In connection with the preparation of the Registration Statement, the Company shall use its Reasonable Best Efforts to provide to the Buyer no later than November 10, 2000 (i) financial statements of the Company as of and for the nine months ended September 30, 2000, which financial statements shall be audited by Arthur Andersen LLP, auditors of the Company ("Arthur Andersen"), (ii) comparative unaudited income statements of the Company for the quarter-to-date periods ended September 30, 1999 and 2000 and an unaudited income statement and cash flow statement of the Company for the year-to-date period ended September 30, 1999, (iii) audited financial statements of the Company as of and for the year ended December 31, 1998 and 1999, (iv) a reviewed (SAS 71 level) income statement of the Company for the twelve months ended September 30, 2000, and (v) such other information as is required to be provided with respect to the Company in the Registration Statement (collectively, the information identified in clauses (i) through (v) being referred to as the "Required Information"). The Registration Statement shall include a prospectus/proxy statement to be used for the purpose of offering the Merger Shares to stockholders of the Company and soliciting proxies or written consents from stockholders of the Company for the purpose of obtaining the Requisite Stockholder Approval (such prospectus/proxy statement, together with any accompanying letter to stockholders, notice of meeting and form of proxy or written consent, shall be referred to herein as the "Prospectus/Proxy Statement"). The summary of the Merger in the Prospectus/Proxy Statement shall include a summary of the terms relating to the indemnification obligations of the Company Stockholders, the escrow arrangements and the authority of the Indemnification Representatives, and a statement that the adoption of this Agreement by the stockholders of the Company shall constitute approval of such terms. Each of the Buyer and the Company shall use Reasonable Best Efforts in order to prepare the Registration Statement and the Prospectus/Proxy Statement as expeditiously as possible after the date hereof, with a view towards having such documents prepared by the later of the tenth business day after the date that the Company provides the Required Information and the tenth business day after the date that the Buyer's IPO is consummated, provided that each of the Buyer and the Company acknowledge that the Registration Statement shall not be filed prior to the effectiveness of the IPO Registration Statement. The Buyer shall file the Registration Statement with the SEC and shall, with the assistance of the Company, promptly respond to any SEC comments on the Registration Statement and shall otherwise use its Reasonable Best Efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable. Promptly following such time as the Registration Statement is declared effective, the Company shall distribute the Prospectus/Proxy Statement to its stockholders and, pursuant thereto, shall use its Reasonable Best Efforts to obtain the Requisite Stockholder Approval. If the Requisite Stockholder Approval is obtained by means of a written consent, the Company shall send, pursuant to Sections 228 and 262(d) of the Delaware General Corporation Law, a written notice to all stockholders of the Company that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company and that appraisal rights are available for their Common Shares pursuant to Section 262 of the Delaware General Corporation Law (which notice shall include a copy of such Section 262), and shall promptly inform the Buyer of the date on which such notice was sent.

          (b) The Company, acting through its Board of Directors, shall include in the Prospectus/Proxy Statement the unanimous recommendation of its Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger.

          (c) The Company shall ensure that the Prospectus/Proxy Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information relating to the Buyer or furnished by the Buyer in writing for inclusion in the Prospectus/Proxy Statement).

          (d) The Buyer shall ensure that the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that the Buyer shall not be responsible for the accuracy or completeness of any information relating to the Company or furnished by the Company in writing for inclusion in the Registration Statement).

          (e) Contemporaneously with the execution of this Agreement, the Company Stockholders listed on Section 4.3(e) of the Disclosure Schedule hereto shall each enter into a Stockholder Voting Agreement substantially in the form attached hereto as EXHIBIT B.

     4.4 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, without the written consent of the Buyer:

          (a) except for (i) the Options described on Section 4.4(a) of the Disclosure Schedule (which Options shall contain the Buyer's standard option terms and conditions and shall expressly provide that the Merger shall not accelerate the vesting schedule thereof), (ii) the Options that may be granted pursuant to offer letters which offers have not been accepted, declined or terminated as of the date hereof and which are set forth on Section 2.7 of the Disclosure Schedule and (iii) redemption of the Series A Preferred Shares as contemplated by Section 5.2(s) hereof, issue or sell, or redeem or repurchase, any stock or other securities of the Company or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Options or Warrants outstanding on the date hereof and except for repurchases of Restricted Shares with an aggregate purchase price not exceeding $25,000 from employees of the Company upon termination of their employment), or amend any of the terms of (including without limitation the vesting of) any such convertible securities or Options or Warrants;

          (b) except for redemption of the Series A Preferred Shares as contemplated by Section 5.2(s) hereof, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

          (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity, except
(i) as contemplated by this Agreement, (ii) for advances to the Company's employees for the purposes of business travel of up to $5,000 in each instance and $25,000 in the aggregate, and (iii) for incurrences of indebtedness after January 31, 2001 under the Company's loan arrangement with Comdisco, Inc.;

          (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.20(k) or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for (i) existing payment obligations as provided to Buyer pursuant to Section 2.19, (ii) amendments to the Company's 1999 Stock Incentive Plan or the adoption of a new stock option plan solely to permit the Option grants contemplated by Section 4.4(a), (iii) compensation increases for employees of the Company (other than any person identified in the fifth paragraph of the preamble to the Disclosure

Schedule) on his or her anniversary date, not to exceed 7% of such employee's base salary, and (iv) an amendment required pursuant to Section 4.13(a) of this Agreement;

          (e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any real property, shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business or a Permitted Contract (as defined below);

          (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

          (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

          (h) amend the Company's Restated Certificate of Incorporation (the "Company Charter"), by-laws or other organizational documents (except for amendments to the Company Charter solely to permit the grants of Options contemplated by Section 4.4(a) hereof and redemption of the Series A Preferred Shares as contemplated by Section 5.2(s) hereof);

          (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

          (j) amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement that is listed on Schedule 2.13 or Schedule 2.14 hereto or enter into any contract or agreement, other than a Permitted Contract, that would be required to be listed on either such schedule if it existed on the date of this Agreement;

          (k) make or commit to make any capital expenditure in excess of the amounts set forth in the Company's budget for the fiscal year 2000, which has been provided to Buyer, or in excess of the amounts set forth in the budget for fiscal year 2001, approved by the Company's Board of Directors and the Buyer after the date hereof; provided, however, that if the Company and the Buyer are unable to agree upon a capital budget for 2001, then the capital budget for the first quarter of 2001 shall be deemed for this purpose to equal the amount of capital expenditures made by the Company in the last quarter of 2000 increased by 15%, with the budget being increased by 15% each quarter thereafter;

          (l)  institute or settle any Legal Proceeding;

          (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in any of the conditions to the Merger set forth in Article V not being satisfied; or

          (n) agree in writing or otherwise to take any of the foregoing actions.

A "Permitted Contract" shall mean (i) outbound software licenses, substantially in accordance with the Company's standard form (which form shall be finalized and approved by Buyer following the date hereof, such approval not to be unreasonably withheld), which licenses shall not provide any exclusive license rights and which shall have reasonable, arms-length pricing with discounts not in excess of those that are customary in the industry, (ii) inbound licenses of technology rights from third parties which, in the aggregate (but excluding any license fees payable under commercially available, off the shelf software under "shrink wrap" licenses), would not bind the Company to pay license fees in excess of $100,000, (iii) non-disclosure agreements with third parties, which contain restrictions on disclosure by the third party that are substantially similar to those contained in the Company's standard form as in effect on the date of this Agreement, (iv) evaluation agreements on the Company's standard form as in effect on the date of this Agreement and (v) contracts with parties listed in, and regarding the subject matter specified in, Section 4.4(e) of the Disclosure Schedule. In connection with the form of outbound software license contemplated by (i) above, the Buyer and the Company agree that they will use their Reasonable Best Efforts in order to review and agree promptly after the date of this Agreement on a mutually agreeable form of license agreement for use by the Company.

     4.5  ACCESS TO INFORMATION.

          (a) The Company shall permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company.

          (b) Within 15 days after the end of each month ending prior to the Closing, beginning with October 2000, the Company shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Such financial statements shall present fairly the financial condition and results of operations of the Company as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company.

          (c) Buyer agrees to keep the Company advised of all material developments regarding the IPO Registration Statement and the IPO. Buyer shall promptly provide to the Company further amendments of the IPO Registration Statement as they are filed, as well as any comments received by the Company from the SEC staff regarding the IPO Registration Statement and any responses filed by the Company with the SEC with respect to such comments (other than responses that the Buyer determines should be kept confidential for bona fide business purposes, provided that the Buyer shall in any event provide all responses that relate to the Company or the transactions contemplated by this Agreement). Buyer will use Reasonable Best Efforts to provide the Company with reasonable access from time to time to the Buyer's lead underwriter involved in the IPO.

          (d)  In addition to the information provided by the Company under
Section 4.5(c) above, in the event that the IPO is not consummated by December 31, 2000, the Buyer shall permit representatives of the Company to have access to Buyer's internal revenue forecasts and financial projections and information regarding Buyer's backlog and supply chain.

     4.6  NOTICE OF BREACHES.

          (a) From the date of this Agreement until the Effective Time, the Company shall promptly deliver to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement or the Disclosure Schedule inaccurate at any time after the date of this Agreement until the Closing Date. No such supplemental information shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Disclosure Schedule.

          (b) From the date of this Agreement until the Effective Time, the Buyer shall promptly deliver to the Company supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty in this Agreement inaccurate at any time after the date of this Agreement until the Closing Date. No such supplemental information shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation or warranty in this Agreement

     4.7 EXCLUSIVITY. The Company shall not, and the Company shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, except as otherwise expressly contemplated in Section 4.4(a) of this Agreement, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company or any division of the Company, (ii) furnish any non-public information concerning the business, properties or assets of the Company or any division of the Company to any party (other than the Buyer) or
(iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction. The Company shall immediately notify any party with which discussions or negotiations of the nature described above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

     4.8 EXPENSES. Except as set forth in Article VI and the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Merger is consummated, the Company shall not incur more than an aggregate of $3.0 million in investment banking, broker's, finder's, legal and accounting fees and expenses in connection with the Merger, and all other fees and expenses of the Company in connection with the transactions contemplated hereby shall be borne by the Company Stockholders.

     4.9 AGREEMENTS FROM CERTAIN AFFILIATES OF THE COMPANY. Upon the execution of this Agreement, the Company shall provide to the Buyer a list of those persons who are, in the Company's reasonable judgment, Affiliates of the Company. The Company shall provide to the Buyer such information and documents as the Buyer shall reasonably request for purposes of reviewing such list and shall notify the Buyer in writing regarding any change in the identity of its Affiliates prior to the Closing Date. In order to help ensure that the issuance of and any resale of the Merger Shares will comply with the Securities Act, the Company shall use its Reasonable Best Efforts to deliver or cause to be delivered to the Buyer, as soon as practicable and in any case prior to the mailing of the Prospectus/Proxy Statement (or, in the case of any person who becomes an Affiliate after such date, as soon as practicable after such person becomes an Affiliate), an Affiliate Agreement, in the form attached hereto as EXHIBIT C (an "Affiliate Agreement"), executed by each of its Affiliates. The Buyer shall be entitled to place appropriate legends on the certificates evidencing any Merger Shares to be issued to Affiliates of the Company, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock, setting forth restrictions on transfer consistent with the terms of the Affiliate Agreement.

     4.10 LISTING OF MERGER SHARES. On or prior to the date that the Registration Statement is declared effective by the SEC, Buyer shall submit a properly completed application for listing of the Merger Shares on the Nasdaq National Market ("Nasdaq"), and shall pay any fee required in connection therewith. Thereafter, Buyer shall use its Reasonable Best Efforts to cause the listing of the Merger Shares on Nasdaq, including responding promptly to any reasonable requests or inquiries from Nasdaq with respect to such application.

     4.11 LOAN. The Company and the Buyer shall enter into a Loan and Security Agreement in the form attached hereto as EXHIBIT D. Promptly after the date hereof, the parties shall provide such agreement and any related agreements to Comdisco, Inc. and Silicon Valley Bank for their review and approval, and the parties shall execute such agreement and any related agreements promptly following such approval. The Buyer acknowledges that such lenders will require subordination of such loan to the Company's presently outstanding loans and agrees to execute subordination agreements with those lenders that include subordination provisions substantially similar to those contained in the Subordination Agreement between Comdisco, Inc. and Silicon Valley Bank dated as of June 5, 2000.

     4.12 DIRECTORS AND OFFICERS INSURANCE.

          (a) Provided that the Company obtains a directors' and officers' runoff liability insurance polic(ies) with insurance carrier(s) reasonably acceptable to Buyer and with a premium(s) not in excess of $75,000, with aggregate coverage limits of at least $25 million and which provide coverage for claims for a period of six years from and after the Effective Time (collectively, the "Runoff Policy"), then for a period of six years from and after the Effective Time, Buyer will fulfill and honor in all respects the obligations of the Company pursuant to any indemnification provision under the Company Charter or the Company's bylaws as each is in effect on the date hereof (the persons to be indemnified pursuant to the provisions referred to in this Section 4.12(a) shall be referred to as, collectively, the "Company Indemnified Parties").

The provisions with respect to indemnification and exculpation from liability set forth in the Company Charter and the Company's bylaws on the date of this Agreement shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Company Indemnified Party, except as may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time, and except to the extent the Buyer expressly assumes the provisions relating to indemnification.

          (b) For six years after the Effective Time, Buyer shall use its Reasonable Best Efforts to take any such actions, other than the payment of additional premiums, as may be necessary in order to maintain in full force and effect the Runoff Policy.

          (c) This Section 4.12 shall survive the consummation of the Merger and the Effective Time, is intended to benefit and may be enforced by the Company, Buyer, the Surviving Corporation and the Company Indemnified Parties, and shall be binding on all successors and assigns of Buyer and the Surviving Corporation.

     4.13 EMPLOYEE BENEFIT AND RELATED MATTERS.

          (a) Any Company-sponsored Employee Benefit Plans in effect at the Effective Time will continue to be sponsored and maintained without material change (except as required by law) by the Buyer and the Surviving Corporation until such time as those Company plans are merged into Parent's benefit plans or the participants in the Company Employee Benefit Plans who are employees or immediate family members of employees immediately prior to the Effective Time ("Covered Employees") otherwise become covered under the Parent's benefit plans or other benefit plans; provided, however, that, prior to the Effective Time, the Company shall amend its Trust Star 401(k) plan to provide that such plan does not cover employees of affiliated companies.

          (b) If Covered Employees are included in any Employee Benefit Plan of Buyer or its Subsidiaries, Buyer agrees that the Covered Employees shall receive credit under such plan (other than any such plan providing for sabbaticals) for service prior to the Effective Time with the Company to the same extent such serve was counted under similar Company Employee Benefit Plans for purposes of eligibility, vesting, eligibility for retirement (but not for benefit accrual) and, with respect to vacation, disability and severance, the determination of benefit levels. If Covered Employees are included in any medical, dental or health plan other than the plan or plans they participated in immediately prior to the Effective Time, Buyer agrees that any such plans shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Company Employee Benefit Plan immediately prior to the Effective Time.

     4.14 CERTAIN TAX MATTERS.

          (a) Each of Buyer and the Company will use its Reasonable Best Efforts to cause the Merger to constitute a reorganization within the meaning of
Section 368(a) of the Code, and to timely satisfy, or cause to be timely satisfied, all applicable tax reporting and filing requirements contained in the Code and the Treasury Regulations with respect to the Merger, including the reporting requirements contained in Treasury Regulation 1.367(a)-3(c)(6).

          (b) In connection with the filing of the Registration Statement, the Company and Buyer shall execute and deliver to Hale and Dorr LLP and to Cooley Godward LLP, tax representation letters in customary form, dated as of the date of such filing. Following delivery of such tax representation letters, each of Buyer and the Company will use Reasonable Best Efforts to cause Hale and Dorr LLP and Cooley Godward LLP, respectively, to deliver a tax opinion satisfying the requirements of Item 601 of Regulation S-K under the Securities Act and to obtain the consent of Hale and Dorr LLP and Cooley Godward LLP to the filing of such tax opinions as exhibits to the Registration Statement. In rendering such opinions, and in rendering the opinions referenced in Sections 5.2(l) and 5.3(g) hereof, each of such counsel shall be entitled to rely on the tax representation letters described in this Section 4.14.

          (c) Prior to the Effective Time, the Company shall submit to a stockholder vote the right of any "disqualified individual" (as defined in Section 280G(c) of the Code) to receive any and all payments that could be deemed "parachute payments" under Section 280G(b) of the Code, in a manner that satisfies the stockholder approval requirements for the small business exemption of Code Section 280G(b)(5). In addition, prior to the Effective Time, the Company shall provide adequate disclosure to the stockholders of the Company of all material facts concerning each such payment that, but for such vote, could be deemed a "parachute payment" to a "disqualified individual" under Code
Section 280G, in a manner that satisfied Code Section 280G(b)(5)(B).

                                   ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

     5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

          (b) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act, if applicable, shall have expired or otherwise been terminated;

          (c) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and there shall not be in effect any stop order suspending the effectiveness of the Registration Statement or any proceedings seeking such a stop order;

          (d)  the IPO shall have closed; and

          (e) the Merger Shares shall have been approved for listing on the Nasdaq National Market, subject to notice of issuance.

     5.2 CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE TRANSITORY SUBSIDIARY. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

          (a) the number of Dissenting Shares shall not exceed 2.5% of the number of outstanding Common Shares as of the Effective Time (calculated after giving effect to the conversion into Common Shares of all outstanding and Series B Preferred Shares);

          (b) the Company shall have obtained (and shall have provided copies thereof to the Buyer) all of the consents identified on Schedule 5.2(b) (collectively, the "Required Closing Consents"); provided, that to the extent that the Buyer waives the receipt of any Required Closing Consent and proceeds to consummate the Merger, Buyer and any other Indemnified Party (as defined in Article VI) shall not be permitted to make any claim for indemnification under
Article VI hereof with respect to the failure to receive such Required Closing Consent or any Damages arising therefrom;

          (c) the representations and warranties of the Company set forth in this Agreement shall be true and correct, as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date) and except for any failure to be true and correct which has not resulted in, and would not be reasonably likely to result in, a Company Material Adverse Change (as defined below);

          (d) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (e) no Legal Proceeding shall be pending or threatened in writing (other than those specifically identified in Section 2.17 of the Disclosure Schedule) wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (f) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (the "Company Certificate") to the effect that each of the conditions specified in clause (a) of Section 5.1 and clauses (a) through
(e) (insofar as clause (e) relates to Legal Proceedings involving the Company or a Subsidiary) of this Section 5.2 is satisfied in all respects;

          (g) the Buyer shall have received from counsel to the Company an opinion with respect to the matters set forth in EXHIBIT E attached hereto, addressed to the Buyer and dated as of the Closing Date;

          (h) the Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director and officer of the Company (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

          (i) Michael Tessler and Scott Hoffpauir and at least six other of the employees of the Company identified in Section 5.2(i) of the Disclosure Schedule (the "Key Employees") shall have (i) accepted an offer of employment from Buyer (which offer may be contingent upon the Closing), (ii) executed an offer letter in a form reasonably satisfactory to Buyer and consistent with Buyer's past practice, (iii) taken no action to rescind acceptance of such offer of employment, (iv) agreed that the occurrence of the Merger, in and of itself, shall not constitute "Good Reason" with respect to acceleration of such employee's Options upon termination of employment; and (v) executed a Noncompetition and Nonsolicitation Agreement in the form attached hereto as EXHIBIT F;

          (j) the parties identified in Section 5.2(j) of the Disclosure Schedule shall have executed lock-up agreements prior to the effectiveness of the IPO Registration Statement, substantially in the forms attached hereto as EXHIBIT G-1 or G-2 (with the form on Exhibit G-1 being executed by employees and the form on Exhibit G-2 being executed by non-employees);

          (k) no circumstance with respect to, change in or effect on the Company (a "Company Material Adverse Change") shall have occurred since the date hereof that is reasonably likely to be or have a Company Material Adverse Effect, other than a circumstance, change or effect resulting, alone or in combination, from (a) failure of the Company to meet any revenue or earnings projections, (b) the delay or cancellation of orders by the Company's customers or the disruption or loss of any relationship set forth in Section 5.2(k) of the Disclosure Schedule, (c) conditions generally effecting the United States economy or the software industry, (d) actions required to be taken or prohibited from being taken by this Agreement, (e) change in accounting principles or requirements or applicable laws or regulations, or (f) failure by Buyer to take action required by this Agreement;

          (l) the Buyer shall have received an opinion from Hale and Dorr LLP, in a form reasonably satisfactory to the Buyer, dated the Closing Date, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code; provided that if Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Cooley Godward LLP renders such opinion to the Buyer; provided, further, that this condition shall be deemed satisfied, at the

Company's election, if the Company is not responsible for failure of the Merger to constitute such a reorganization;

          (m) all outstanding Series B Preferred Shares shall have been converted into Common Shares;

          (n)  all Warrants shall have been exercised or terminated;

          (o) the Buyer shall have received such other certificates and instruments (including without limitation certificates of good standing of the Company in their jurisdiction of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

          (p) any "parachute payments" will have been approved by the percentage of holders of the outstanding Company Shares as required by law as described in Section 4.14(c);

          (q) the Company shall have delivered to the Buyer a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to the Buyer; and

          (r) the Company shall have delivered to the Buyer all Tax good standing and other clearance certificates or similar documents which are required by any Tax authority in any jurisdiction in which the Company is required to file Tax Returns to relieve the Buyer from any obligations to withhold any portion of any consideration payable by reason of this Agreement or the transactions contemplated hereby or thereby;

          (s) the Company shall have caused to be redeemed, for the consideration specified in the Company Charter, all outstanding Series A Preferred Shares not later than the last day of the calendar month preceding the month in which the Merger is consummated; and

          (t) the Company shall have provided to the Buyer a balance sheet as of the end of the calendar month preceding the month in which the Merger is consummated, prepared in accordance with GAAP, and showing total assets of less than $10.0 million.

     5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

          (a) the Buyer shall have effected all of the registrations, filings and notices referred to in Section 4.2 which are required on the part of the Buyer, except for any which if not obtained or effected would not have a Buyer Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

          (b) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in the first sentence of Section 3.1 and Section
3.3 and any representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are not so qualified (other than those set forth in Section 3.1 and Section 3.3) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

          (c) each of the Buyer and the Transitory Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (d) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Buyer Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (e) the Buyer shall have delivered to the Company a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clause (c) of Section 5.1 and in clauses (a) through (d) (insofar as clause (d) relates to Legal Proceedings involving the Buyer) of this Section 5.3 is satisfied in all respects;

          (f) the Company shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion with respect to the matters set forth in EXHIBIT H attached hereto, addressed to the Company and dated as of the Closing Date;

          (g) the Company shall have received an opinion from Cooley Godward LLP, in a form reasonably satisfactory to the Company, dated the Closing Date, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code; provided that if Cooley Godward LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Hale and Dorr LLP renders such opinion to the Company; and

          (h) the Company shall have received such other certificates and instruments (including without limitation certificates of good standing of the Buyer and the Transitory Subsidiary in their jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1 INDEMNIFICATION BY THE COMPANY STOCKHOLDERS. The Company Stockholders receiving the Merger Shares pursuant to Section 1.5 (the "Indemnifying Stockholders"), severally but not jointly, shall indemnify the Buyer in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other reasonable expenses of litigation) ("Damages") incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof resulting from, relating to or constituting:

          (a) any inaccuracy in or breach of any representation or warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or the Company Certificate; or

          (b) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement or appraisal rights under the applicable provisions of the Delaware General Corporation Law), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company.

     6.2 INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify the Indemnifying Stockholders in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Indemnifying Stockholders resulting from, relating to or constituting any inaccuracy in or breach of any representation or warranty or failure to perform any covenant or agreement of the Buyer or the Transitory Subsidiary contained in this Agreement or the Buyer Certificate.

     6.3  INDEMNIFICATION CLAIMS.

          (a) A party entitled, or seeking to assert rights, to indemnification under this Article VI (an "Indemnified Party") shall give written notification to the party from whom indemnification is sought (an "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought. Such notification shall be given within 20 days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VI and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

          (b) In order to seek indemnification under this Article VI, an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. If the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

          (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the

Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value (as defined below) equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 6.3(d) for the resolution of such dispute (a "Dispute"). For purposes of this Article VI, the "Value" of any Escrow Shares delivered in satisfaction of an indemnity claim shall be the average of the last reported sale prices per share of the Buyer Common Stock on the Nasdaq National Market over the ten consecutive trading days ending on the third day immediately preceding the date of distribution of such Escrow Shares (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock since the beginning of such ten-day period), multiplied by the number of such Escrow Shares.

          (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use reasonable efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this
Section 6.3(d) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute (other than injunctive relief reasonably necessary to protect such party's interest in the Dispute) prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the

Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party. If the Indemnified Party is seeking to enforce the claim that is the subject of the Dispute pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to an ADR Procedure, as a result of a judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to the Buyer and/or the Indemnifying Stockholders (which notice shall be consistent with the terms of the resolution of the Dispute).

          (e) Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

          (f)  For purposes of this Section 6.3 and the last two sentences of
Section 6.4, (i) if the Indemnifying Stockholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section
6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representatives, and (ii) if the Indemnifying Stockholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representatives. The Indemnification Representatives shall have full power and authority on behalf of each Indemnifying Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Stockholders under this
Article VI. The Indemnification Representatives shall have no liability to any Indemnifying Stockholder for any action taken or omitted on behalf of the Indemnifying Stockholders pursuant to this Article VI.

     6.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement, the Company Certificate and the Buyer Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and (b) shall expire on the date one year following the Closing Date, except that the representations and warranties set forth in
Section 2.2 (and any portion of the Company Certificate relating thereto) shall survive the Closing without limitation. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Indemnifying Stockholders in accordance with the terms of the Escrow Agreement.

     6.5  LIMITATIONS.

          (a) Notwithstanding anything to the contrary herein, except with respect to Damages relating to willful misrepresentation, fraud or breach of the representation and warranties in Section 2.2 (or the portion of the Company Certificate relating thereto), (i) the aggregate liability of the Indemnifying Stockholders, on the one hand, and the Buyer, on the other hand, for Damages under this Article VI shall not exceed 10% of the Total Merger Consideration,
(ii) the Indemnifying Stockholders and the Buyer shall be liable under this
Article VI only if the aggregate Damages for which they or it would otherwise be liable exceeds $1,000,000, but if the Damages do exceed that amount, then the Indemnifying Stockholders or the Buyer, as the case may be, shall be liable for all Damages, and (iii) each Indemnifying Stockholder shall only be liable for his, her or its pro rata share (based on the number of Merger Shares received by such Indemnifying Stockholder as a percentage of the total number of Merger Shares issued); provided that the limitation set forth in clauses (i) and (ii) above shall not apply to a claim pursuant to Section 6.1(a) relating to a breach of the covenants set forth in Section 4.8. For purposes solely of this Article VI, all representations and warranties of the Company in Article II (other than Section 2.28) and all representations and warranties of the Buyer and the Transitory Subsidiary in Article III (other than Section 3.10) shall be construed as if the term "material" and any reference to "Company Material Adverse Effect" and "Buyer Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

          (b) Except for Damages relating to willful misrepresentation, fraud and breach of the representation and warranties set forth in Section 2.2 or the covenants set forth in Section 4.8, the Escrow Agreement shall be the exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under this Article VI.

          (c) Except with respect to claims based on willful misrepresentation and fraud, after the Closing, the rights of the Indemnified Parties under this
Article VI and the Escrow Agreement shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

          (d) No Indemnifying Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

                                  ARTICLE VII
                                  TERMINATION

     7.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval), as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent;

          (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Company of written notice of such breach;

          (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (b) or (c) of Section 5.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to the Buyer of written notice of such breach;

          (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval;

          (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before February 28, 2001 (the "Termination Date") by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); provided that such date shall be extended until April 29, 2001 in the event that the Registration Statement has been filed but has not been declared effective by the Termination Date;

          (f) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before Termination Date by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement); provided that such date shall be extended until April 29, 2001 in the event that the Registration Statement has been filed but has not been declared effective by the Termination Date; or

          (g) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the IPO Registration Statement has not been declared effective by January 31, 2001.

     7.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement), provided that the terms of the Mutual Non-Disclosure Agreement dated September 20, 2000 between the Buyer and the Company (the "NDA"), the letter agreement with respect to nonsolicitation of employees dated October 3, 2000 between the Buyer and the Company (the "Letter Agreement"), and the provisions of Article 9 hereof shall survive any such termination without limitation.

                                  ARTICLE VIII
                                   DEFINITIONS

     For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

DEFINED TERM                                                  SECTION
------------                                                  -------
Acquisition                                                   3.11
Actual Closing Shares                                         1.5(b)
Additional Shares                                             1.5(d)
ADR Procedure                                                 6.3(d)
ADR Service                                                   6.3(d)
Affiliate                                                     2.14(a)(vii)
Affiliate Agreement                                           4.9
Agreed Amount                                                 6.3(c)
Arthur Andersen                                               4.3(a)
Buyer                                                         Introduction
Buyer Average Stock Price                                     1.5(e)(vi)
Buyer Certificate                                             5.3(e)
Buyer Common Stock                                            1.5(a)
Buyer Material Adverse Effect                                 3.1
CERCLA                                                        2.21(a)
Certificates                                                  1.7(a)

Certificate of Merger                                         1.1
Claim Notice                                                  6.3(b)
Claimed Amount                                                6.3(b)
Closing                                                       1.2
Closing Date                                                  1.2
Code                                                          1.9(a)
Common Conversion Ratio                                       1.5(b)
Common Shares                                                 1.5(a)
Company                                                       Introduction
Company Certificate                                           5.2(f)
Company Charter                                               4.4(h)
Company Indemnified Parties                                   4.12(a)
Company Intellectual Property                                 2.13(a)
Company Material Adverse Change                               5.2(k)
Company Material Adverse Effect                               2.1
Company Shares                                                1.9(f)
Company Stockholders                                          1.5(c)
Controlling Party                                             6.3(a)
Covered Employee                                              4.13(a)
Customer Deliverables                                         2.13(a)
Damages                                                       6.1
Disclosure Schedule                                           Article II
Dispute                                                       6.3(c)
Dissenting Shares                                             1.6(a)
Effective Time                                                1.1
Employee Benefit Plan                                         2.20(a)(i)
Environmental Law                                             2.21(a)
ERISA                                                         2.20(a)(ii)
ERISA Affiliate                                               2.20(a)(iii)
Escrow Agreement                                              1.3(e)
Escrow Agent                                                  1.3(e)
Escrow Shares                                                 1.5(c)
Expected Claim Notice                                         6.4
Exchange Act                                                  2.14(a)(vii)
Exchange Agent                                                1.3(d)
Financial Statements                                          2.6
Fully-Diluted Closing Shares                                  1.5(b)
GAAP                                                          2.6
Governmental Entity                                           2.4
Gross IPO Proceeds                                            1.5(e)(vi)
Hart-Scott-Rodino Act                                         2.4
Indemnification Representatives                               1.3(e)
Indemnified Party                                             6.3(a)
Indemnifying Party                                            6.3(a)
Indemnifying Stockholders                                     6.1

Initial Shares                                                1.5(c)
Intellectual Property                                         2.13(a)
Internal Systems                                              2.13(a)
IPO                                                           1.5(e)(vi)
IPO Registration Statement                                    3.5
Key Employees                                                 5.2(i)
Legal Proceeding                                              2.17
Letter Agreement                                              7.2
Materials of Environmental Concern                            2.21(b)
Measurement Period                                            1.5(e)(vi)
Merger                                                        1.1
Merger Shares                                                 1.5(d)
Most Recent Balance Sheet                                     2.8
Most Recent Balance Sheet Date                                2.6
Nasdaq                                                        4.10
NDA                                                           7.2
Non-controlling Party                                         6.3(a)
Options                                                       1.9(a)
Ordinary Course of Business                                   2.4
Parties                                                       Introduction
Permits                                                       2.24
Permitted Contract                                            4.4
Permitted Options                                             1.9(a)
Post-IPO Shares                                               1.5(e)(vi)
Prospectus/Proxy Statement                                    4.3(a)
Reasonable Best Efforts                                       4.1
Registration Rights Agreement                                 2.2
Registration Statement                                        4.3(a)
Response                                                      6.3(c)
Required Closing Consents                                     5.2(b)
Required Information                                          4.3(a)
Requisite Stockholder Approval                                2.3
Restricted Shares                                             1.9(f)
Runoff Policy                                                 4.12(a)
SEC                                                           3.5
Securities Act                                                1.9(c)
Security Interest                                             2.4
Series A Preferred Shares                                     2.2
Series B Preferred Shares                                     1.5(b)
Software                                                      2.13(e)
Stockholders Agreement                                        2.2
Surviving Corporation                                         1.1
Taxes                                                         2.9(a)(i)
Tax Returns                                                   2.9(a)(ii)

Termination Date                                              7.1(e)
Threshold A                                                   1.5(e)(vi)
Threshold B                                                   1.5(e)(vi)
Threshold C                                                   1.5(e)(vi)
Threshold D                                                   1.5(e)(vi)
Total Closing Shares                                          1.5(c)
Total Merger Consideration                                    1.5(e)
Total Merger Shares                                           1.5(f)
Transitory Subsidiary                                         Introduction
Value                                                         6.3(c)
Warrants                                                      1.9(d)
Year 2000 Compliant                                           2.13(i)

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

     9.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in
Article I concerning issuance of the Merger Shares and Article VI concerning indemnification are intended for the benefit of the Company Stockholders and (b) the provisions in Section 4.12 are intended for the benefit of the Company Indemnified Parties.

     9.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the NDA and the Letter Agreement shall remain in effect in accordance with their terms.

     9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer. In the event of an Acquisition of Buyer, the following additional provisions shall apply:

          (a) In the event of an Acquisition prior to the Closing of the Merger, this Agreement, unless previously terminated, shall continue to be binding upon the Parties, except that (i) the conditions set forth in Sections 5.1(c), 5.1(d), 5.1(e), 5.2(j) and 5.2(n) shall be deemed to have been satisfied and (ii) appropriate provision shall be made so that each Company Stockholder and each holder of Options shall thereafter become entitled in the Merger to the same consideration it would have received had the Merger closed immediately prior to the Acquisition. For purposes of determining the number of shares of Buyer Common Stock each Company Stockholder and each holder of Options would have been entitled to in this event, (A) the Measurement Period shall be deemed to have elapsed immediately upon the Acquisition, (B) the Buyer Average Stock Price shall thereafter mean the value of the consideration received or to be received in the Acquisition by the holders of Buyer Common Stock with respect to each share of Buyer Common Stock outstanding immediately prior to the closing of the Acquisition, determined in accordance with paragraph (d) below, (C) Threshold B shall thereafter mean a fraction, the numerator of which is $10 billion and the denominator of which is the sum of the number of shares of Buyer Common Stock outstanding immediately prior to the closing of the Acquisition plus the number of shares of Buyer Common Stock issuable upon the exercise of options and warrants to purchase Buyer Common Stock then outstanding, and (D) Threshold C shall thereafter mean a fraction the numerator of which is $14 billion and the denominator of which is the same as that described in clause (C) above.

          (b) In the event of an Acquisition after the Closing of the Merger but prior to the end of the Measurement Period, (i) the Measurement Period shall be deemed to have elapsed immediately upon the Acquisition, (ii) the Buyer Average Stock Price shall thereafter mean the value of the consideration received or to be received in the Acquisition by the holders of Buyer Common Stock with respect to each share of Buyer Common Stock outstanding immediately prior to closing of the Acquisition, (iii) Threshold B shall thereafter mean a fraction, the numerator of which is $10 billion and the denominator of which is the sum of the number of shares of Buyer Common Stock outstanding immediately prior to the closing of the Acquisition plus the number of shares of Buyer Common Stock issuable upon the exercise of options and warrants to purchase Buyer Common Stock then outstanding, (excluding any Initial Shares issued to Company Stockholders, any shares underlying Options and warrants of the Company that were assumed in connection with the Merger and any shares underlying Options issued pursuant to Section 4.4(a)), and (iv) Threshold C shall thereafter mean a fraction the numerator of which is $14 billion and the denominator of which is the same as that described in clause (iii) above.

          (c) If any portion of the consideration received or to be received by the Holders of Buyer Common Stock in the Acquisition takes a form other than cash or other consideration with a readily determinable value, the value of such consideration shall be determined in good faith by the board of directors of the Buyer, provided that if any portion of such consideration consists of equity securities of a class that is traded on a national securities exchange or quoted on the Nasdaq Stock Market, then the value of each share of such security shall be the average of the last reported sale price per share for the 20 consecutive trading days immediately prior to the announcement of the Acquisition, unless the method for valuing such consideration is specified in the definitive agreement regarding the Acquisition, in which event such methodology shall be used. The Indemnification Representatives shall have the authority, on behalf of the Company Stockholders and the holders of Options, to approve any interpretation, modification or waiver of this Section 9.4 and, if requested by the acquiror in the Acquisition, to confirm that the terms of this Section 9.4 have been complied with or waived. Any determination by the Indemnification Representatives shall be final and binding on each Company Stockholder and holder of Options.

     9.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

     9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

IF TO THE COMPANY:                             COPY TO:

BroadSoft, Inc.                                Cooley Godward LLP
200 Perry Parkway, Suite 1                     One Freedom Square
Gaithersburg, MD 20877                         11951 Freedom Drive
Tel:  (301) 977-9440                           Reston, VA 20190
Fax:  (301) 977-8846                           Tel.:  (703) 456-8000
Attn:  Mr. Michael Tessler                     Fax:  (703) 456-8100
          Chief Executive Officer              Attn:  Adam Salassi , Esq.

IF TO THE BUYER OR                             COPIES TO:
THE TRANSITORY SUBSIDIARY:
                                               Unisphere Networks, Inc.
Unisphere Networks, Inc.                       1 Executive Drive
1 Executive Drive                              Chelmsford, MA 01824
Chelmsford, MA 01824                           Tel.:  (978) 848-0300
Tel.:  (978) 848-0300                          Fax:  (978) 441-0678
Fax:  (978) 848-0599                           Attn:  Suzanne Zabitchuck, Esq.
Attn:  Mr. James Dolce
          Chief Executive Officer              Hale and Dorr LLP
                                               60 State Street
                                               Boston, MA 02109

                                               Tel.:  (617) 526-6000
                                               Fax:  (617) 526-5000
                                               Attn:  Mark Borden, Esq.

     Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, or ordinary mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

     9.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     9.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     9.11 SUBMISSION TO JURISDICTION. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.7. Nothing in this Section 9.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

     9.12 CONSTRUCTION.

          (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

          (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                        UNISPHERE NETWORKS, INC.

                                        By:  /s/ James A. Dolce, Jr.
                                             -----------------------------------
                                        Title: President and Chief Executive
                                               Officer
                                             -----------------------------------

                                        PITCHER ACQUISITION CORP.

                                        By:  /s/ James A. Dolce, Jr.
                                             -----------------------------------
                                        Title: President
                                             -----------------------------------

                                        BROADSOFT, INC.

                                        By:  /s/ Michael Tessler
                                             -----------------------------------
                                        Title: President and CEO
                                             -----------------------------------

     The undersigned, being the duly elected Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                        /s/ Suzanne M. Zabitchuck
                                        ----------------------------------------
                                        Secretary

     The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by the requisite number of votes of the Company's capital stock required to adopt this Agreement.


                                        ----------------------------------------
                                        Secretary

                                    AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

     This amendment (the "AMENDMENT"), to the AGREEMENT AND PLAN OF MERGER, dated as of October 20, 2000, by and among UNISPHERE NETWORKS, INC., a Delaware corporation (the "BUYER"), PITCHER ACQUISITION CORP., a Delaware corporation (the "TRANSITORY SUBSIDIARY"), and BROADSOFT, INC., a Delaware corporation (the "COMPANY"), is entered into as of the 15th day of February, 2001.

                                    RECITALS

     WHEREAS, the Buyer, the Transitory Subsidiary and the Company have entered into that certain Agreement and Plan of Merger, dated as of October 20, 2000 (the "MERGER AGREEMENT"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Merger Agreement.

     WHEREAS, the parties to the Merger Agreement now wish to amend such agreement to set forth certain understandings and modifications thereto.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. AMENDMENT TO SECTION 1.5. SECTION 1.5 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

          1.5 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

          (a) Each share of common stock, $.01 par value per share, of the Company ("COMMON SHARES") issued and outstanding immediately prior to the Effective Time (other than Common Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares (as defined below) and Common Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.10) such number of shares of common stock, $.01 par value per share, of the Buyer ("BUYER COMMON STOCK") as is equal to the Common Conversion Ratio (as defined below).

          (b) The "COMMON CONVERSION RATIO" shall be the quotient obtained by dividing 6,710,000 by the sum of (A) the number of outstanding Common Shares immediately prior to the Effective Time (the "ACTUAL CLOSING SHARES") (after giving effect to the exercise of all Warrants (as defined below) outstanding immediately prior to the Effective Time and the conversion of all shares of Series

     B Convertible Preferred Stock, $.01 par value per share (the "SERIES B PREFERRED SHARES") into Common Shares (as contemplated by Section 5.2(m)), and (B) the number of Common Shares issuable upon exercise of all Options (as defined below) outstanding immediately prior to the Effective Time, other than any Options issued as contemplated by Section 4.4(a) (such sum being referred to as the "FULLY-DILUTED CLOSING SHARES").

          (c) Of the shares of Buyer Common Stock into which the Common Shares were converted pursuant to this Section 1.5, 671,000 shares of Buyer Common Stock (the "ESCROW SHARES") shall be deposited into escrow pursuant to
     Section 1.10 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. Stockholders of record of the Company immediately prior to the Effective Time ("COMPANY STOCKHOLDERS") shall be entitled to receive initially in the aggregate the number of shares of Buyer Common Stock into which their Common Shares were converted pursuant to this
     Section 1.5 (and cash in lieu of any fractional share of Buyer Common Stock), less the number of Escrow Shares (the "INITIAL SHARES"). The Initial Shares shall be allocated among the Company Stockholders pro rata in accordance with the number of Common Shares held by each immediately prior to the Effective Date, with any fractions being rounded down to the neared whole number. The Initial Shares and the Escrow Shares are referred to as the "MERGER SHARES."

          (d) Each Company Share (as defined below) held in the Company's treasury immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor.

          (e) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

2. AMENDMENT TO SECTION 1.7. SECTIONS 1.7(a), (b) AND (c) of the Merger Agreement are hereby amended and restated in their entirety to read as follows:

          1.7  EXCHANGE OF SHARES.

          (a) Prior to the Effective Time, the Buyer shall appoint the Exchange Agent to effect the exchange for the Initial Shares of certificates that, immediately prior to the Effective Time, represented Common Shares converted into Merger Shares pursuant to Section 1.5 (including any Common Shares referred to in the last sentence of Section 1.6(a)) ("CERTIFICATES"). On the Closing Date, the Buyer shall deliver to the Exchange Agent, in trust for the benefit of holders of Certificates, stock certificates (issued in the name of the Company Stockholders) representing the Initial Shares, as described in Section 1.5. As soon as practicable after the Effective Time, the Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the

     Exchange Agent such Certificate in exchange for the Initial Shares issuable pursuant to Section 1.5. Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Initial Shares issuable pursuant to Section 1.5. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive a certificate for the Initial Shares issuable pursuant to Section 1.5 (and cash in lieu of any fractional share of Buyer Common Stock). Holders of Certificates shall not be entitled to receive certificates for the Initial Shares to which they would otherwise be entitled until such Certificates are properly surrendered.

          (b) If any Initial Shares are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Initial Shares that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and
     (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Common Shares for any Initial Shares issuable to such holder pursuant to Section 1.5 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Initial Shares until such holders surrender their Certificates for certificates representing the Merger Shares. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

3. AMENDMENT TO SECTION 1.8. SECTION 1.8 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

          1.8 FRACTIONAL SHARES. No certificates or scrip representing fractional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would have otherwise been issued to such former Company

     Stockholders. In lieu of such fractional shares, any holder of Common Shares who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock issuable to such holder) shall (provided that such holder shall have surrendered its Certificate(s)), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Buyer Common Stock on the Nasdaq National Market on the Effective Date.

4. AMENDMENT TO SECTION 1.9. SECTIONS 1.9(a), (b), (c) AND (f) of the Merger Agreement are hereby amended and restated in their entirety to read as follows:

     1.9  OPTIONS AND WARRANTS.

          (a) As of the Effective Time, all options to purchase Common Shares issued by the Company pursuant to its stock option plans or otherwise ("OPTIONS"), whether vested or unvested, and the Company's stock option plan(s) under which Options have been granted shall be assumed by the Buyer. Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire Buyer Common Stock on the same terms and conditions as were applicable under such Option at the Effective Time, subject to the adjustments contemplated by this Section 1.9(a). For all assumed Options, other than any Options issued as contemplated by Section 4.4(a) (referred to as the "PERMITTED OPTIONS"), each Option shall become an option to acquire a number of shares of Buyer Common Stock equal to the number of Common Shares subject to the unexercised portion of such Option multiplied by the Common Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Option, other than Permitted Options, shall be equal to the exercise price of such Option immediately prior to the Effective Time, divided by the Common Conversion Ratio (with any fraction resulting from such division to be rounded up to the nearest whole cent). The number of shares purchasable under, and the exercise price of, each assumed Permitted Option shall not be adjusted in connection with the Merger and shall remain the same after the Effective Time. The term, exercisability, vesting schedule, status as an "INCENTIVE STOCK OPTION" under Section 422 of the Internal Revenue Code of 1986 (as amended, the "CODE"), if applicable, and all of the other terms of the Options shall otherwise remain unchanged.

          (b) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Options appropriate notices setting forth the number of shares of Buyer Common Stock subject to such assumed Option, the exercise price per share, and such holders' rights pursuant to such Options, as amended by this Section 1.9, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.9 and such notice).

          (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with this Section 1.9. Within 10 days after the Effective Time, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933 (as amended, the "SECURITIES ACT") with respect to all shares of Buyer Common Stock subject to such Options that may be registered on a Form S-8. Buyer shall use its best efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

          (f) Section 2.2 of the Disclosure Schedule sets forth (i) all Common Shares, Series A Preferred Shares (as defined below) and Series B Preferred Shares (collectively, the "COMPANY SHARES") outstanding immediately prior to the Effective Time that are unvested or are subject to a repurchase option, risk of forfeiture or other conditions under any applicable restricted stock purchase agreement or other agreement with the Company (the "RESTRICTED SHARES") and (ii) all elections made under Section 83(b) of the Code with respect thereto. Any shares of Buyer Common Stock issued in exchange for the Restricted Shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition as existed with respect to such shares immediately prior to the Effective Time (provided, however, that the vesting schedule of such shares shall accelerate in accordance with the terms of the applicable restricted stock purchase or other agreement upon the Effective Time, and further provided that the repurchase price in effect immediately prior to the Effective Time, if any, shall be appropriately adjusted by dividing it by the Common Conversion Ratio), and the certificates representing such shares of Buyer Common Stock shall accordingly be marked with appropriate legends.

5. AMENDMENT TO SECTION 1.10. SECTION 1.10(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

          1.10 ESCROW.

          (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5 for the purpose of securing the indemnification obligations of the Indemnifying Stockholders (as defined in Section 6.1) set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

6. AMENDMENT TO SECTION 1.13. SECTION 1.13 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

          1.13 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer, the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5, subject to Section 1.10 and to applicable law in the case of Dissenting Shares.

7. AMENDMENT TO SECTION 4.8. SECTION 4.8 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

          4.8 EXPENSES. Except as set forth in Article VI and the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, (i) the Buyer and the Company will each pay one-half of all printing, filing, and mailing costs, fees and expenses, other than attorneys' fees, incurred in connection with the filing of the Registration Statement and the printing and mailing of the Prospectus / Proxy Statement, (ii) if a filing under the Hart-Scott-Rodino Act is required with respect to the Merger, all filing costs, fees and expenses of the Parties thereunder, other than attorneys' fees, shall be borne by the Buyer and (iii) if the Merger is consummated, the Company shall not incur more than an aggregate of $3.0 million in investment banking, broker's, finder's, legal and accounting fees and expenses in connection with the Merger, and all other fees and expenses of the Company in connection with the transactions contemplated hereby shall be borne by the Company Stockholders.

8. AMENDMENT TO SECTION 6.5. SECTIONS 6.5(a) AND (b) of the Merger Agreement are hereby amended and restated in their entirety to read as follows:

          (a) Notwithstanding anything to the contrary herein, except with respect to Damages relating to willful misrepresentation, fraud or breach of the representation and warranties in Section 2.2 (or the portion of the Company Certificate relating thereto), (i) the aggregate liability of the Indemnifying Stockholders for Damages under this Article VI shall not exceed the Value of the Escrow Shares (as determined under Section 6.3(c)) placed in the escrow under the Escrow Agreement (or, if any Escrow Shares are released from the Escrow Agreement on the six-month anniversary of the Closing Date pursuant to the provisions of Section 3(b) of the Escrow Agreement, the Value of the Escrow Shares so released (as determined under Section 6.3(c), where the date of distribution of Escrow Shares under such section shall be deemed to be the date of payment by the Indemnifying Stockholders in respect of the applicable indemnification claims made under this Article VI), (ii) the aggregate liability of the Buyer for Damages under this Article VI shall not exceed the Value of the Escrow Shares (determined as the average of the last reported sale prices per share of the Buyer Common Stock on the Nasdaq National Market over the ten consecutive trading days ending on the third day immediately preceding the date of payment by the Buyer in respect of the applicable indemnification claims made under this Article VI, multiplied by the number of Escrow Shares (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock since the beginning of such ten-day period)), (iii) the Indemnifying Stockholders and the Buyer shall be liable under this Article VI only if the aggregate Damages for which they or it would otherwise be liable exceeds $1,000,000, but if the Damages do exceed that amount, then the Indemnifying Stockholders or the Buyer, as the case may be, shall be liable for all Damages, and (iv) each Indemnifying Stockholder shall only be liable for his, her or its pro rata share (based on the number of Merger Shares received by such Indemnifying Stockholder as a percentage of the total number of Merger Shares issued); provided that the limitation set forth in clauses (i), (ii) and (iii) above shall not apply to a claim pursuant to Section 6.1(a) relating to a breach of the covenants set forth in Section 4.8. For purposes solely of this Article VI, all representations and warranties of the Company in Article II (other than Section 2.28) and all representations and warranties of the Buyer and the Transitory Subsidiary in Article III (other than Section 3.10) shall be construed as if the term "MATERIAL" and any reference to "COMPANY MATERIAL ADVERSE EFFECT" and "BUYER MATERIAL ADVERSE EFFECT" (and variations thereof) were omitted from such representations and warranties.

          (b) Except for Damages relating to willful misrepresentation, fraud and breach of the representation and warranties set forth in Section 2.2 or the covenants set forth in Section 4.8, the Escrow Agreement shall be the exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under this Article VI, provided, that in the event that 50% of the Escrow Shares are released from the Escrow Agreement on the six-month anniversary of the Closing Date pursuant to the provisions of Section 3(b) of the Escrow Agreement, the Buyer shall in such case also be entitled to proceed against the Indemnifying Stockholders for indemnification claims pursuant to Section 6.1, severally but not jointly, subject to the limitations set forth in Section 6.5(a) (and any other limitations set forth in this Article VI) (it being agreed that, in such event, the Buyer shall have the right to pursue actions against the Indemnifying Stockholders at the same time it is pursuing claims under the Escrow Agreement, provided, however, that Buyer's recourse shall first be to the Escrow Shares held under the Escrow Agreement and then, to the extent Buyer's claims are not fully satisfied thereby, to the Indemnifying Stockholders).

9. AMENDMENT TO SECTION 7.1. SECTIONS 7.1(E), (F) AND (G) of the Merger Agreement are hereby amended and restated in their entirety to read as follows:

          (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before June 29, 2001 (the "TERMINATION DATE") by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement);

          (f) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before the Termination Date by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement); or

          (g) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the IPO Registration Statement has not been declared effective by March 31, 2001.

10. AMENDMENT TO SECTION 9.4. SECTIONS 9.4(a) AND (b) of the Merger Agreement are hereby amended and restated in their entirety to read as follows:

          (a) In the event of an Acquisition prior to the Closing of the Merger, this Agreement, unless previously terminated, shall continue to be binding upon the Parties, except that (i) the conditions set forth in Sections 5.1(c), 5.1(d), 5.1(e), 5.2(j) and 5.2(n) shall be deemed to have been satisfied and (ii) appropriate provision shall be made so that each Company Stockholder and each holder of Options shall thereafter become entitled in the Merger to the same consideration it would have received had the Merger closed immediately prior to the Acquisition.

          (b) [Intentionally omitted]

11. EXHIBIT A. The parties hereby agree that EXHIBIT A of the Merger Agreement, the form of Escrow Agreement, shall read as set forth on EXHIBIT A attached hereto.

12. EXHIBIT D. The parties hereby agree that EXHIBIT D of the Merger Agreement, the form of Loan Agreement, shall read as set forth on EXHIBIT D attached hereto.

13. EXHIBIT F. The parties hereby agree that EXHIBIT F of the Merger Agreement, the form of Noncompetition and Nonsolicitation Agreement to be executed by the Key Employees, shall read as set forth on EXHIBIT F attached hereto.

14. EXHIBITS G-1 AND G-2. The parties hereby agree that EXHIBITS G-1 AND G-2 of the Merger Agreement, the forms of lock-up agreements, shall read as set forth on EXHIBITS G-1 AND G-2 attached hereto.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                               UNISPHERE NETWORKS, INC.



                               By: /s/ Mark Nasiff
                                  ----------------------------------------------
                               Name:  Mark Nasiff
                               Title: Vice President of Finance & Administration



                               PITCHER ACQUISITION CORP.



                               By: /s/ Suzanne M. Zabitchuck
                                  ----------------------------------------------
                               Name:  Suzanne M. Zabitchuck
                               Title: Treasurer & Secretary



                               BROADSOFT, INC.



                               By: /s/ Michael Tessler
                                  ----------------------------------------------
                                   Michael Tessler
                                   Chief Executive Officer

                                    EXHIBIT A

                            FORM OF ESCROW AGREEMENT

                                                                       EXHIBIT A


                                ESCROW AGREEMENT

     This Escrow Agreement is entered into as of ____________, 2001, by and among Unisphere Networks, Inc., a Delaware corporation (the "Buyer"), and Michael Tessler and Robert Goodman (the "Indemnification Representatives") and ___________________ (the "Escrow Agent").

     WHEREAS, the Buyer and BroadSoft, Inc. (the "Company") have entered into an Agreement and Plan of Merger dated as of October 20, 2000 (as amended, the "Merger Agreement") by and among the Company, the Buyer and a subsidiary of the Buyer, pursuant to which such subsidiary will be merged (the "Merger") into the Company which, as the surviving corporation (the "Surviving Corporation"), will become a wholly-owned subsidiary of the Buyer;

     WHEREAS, the Merger Agreement provides that an escrow account will be established to secure the indemnification obligations of the stockholders of the Company receiving consideration pursuant to Section 1.5 of the Merger Agreement (collectively, the "Indemnifying Stockholders") to the Buyer; and

     WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. CONSENT OF COMPANY STOCKHOLDERS. The Indemnifying Stockholders have, either by virtue of their approval of the Merger Agreement or through the execution of an instrument to such effect, consented to: (a) the establishment of this escrow to secure the Indemnifying Stockholders' indemnification obligations under Article VI of the Merger Agreement in the manner set forth herein, (b) the appointment of the Indemnification Representatives as their representatives for purposes of this Agreement and as attorneys-in-fact and agents for and on behalf of each Indemnifying Stockholder, and the taking by the Indemnification Representatives of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Agreement and (c) all of the other terms, conditions and limitations in this Agreement.

     2.   ESCROW AND INDEMNIFICATION.

          (a) ESCROW OF SHARES. Simultaneously with the execution of this Agreement, the Buyer shall deposit with the Escrow Agent a certificate for 671,000 shares of common stock of the Buyer, as determined pursuant to Section
1.5 of the Merger Agreement, issued in the name of the Escrow Agent or its nominee. The Escrow Agent hereby acknowledges receipt of such stock certificate. The Buyer may from time to time deposit with the Escrow Agent additional shares of common stock of the Buyer pursuant to the final sentence of Section 1.6(a) of the Merger Agreement. The shares deposited with the Escrow Agent pursuant to the first sentence of this Section 2(a), together with any further shares deposited by the Buyer pursuant to the immediately preceding sentence, are referred to herein as the "Escrow Shares." The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to hold the Escrow Shares in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

          (b) INDEMNIFICATION. The Indemnifying Stockholders have agreed in
Article VI of the Merger Agreement to indemnify and hold harmless the Buyer from and against specified Damages (as defined in Section 6.1 of the Merger Agreement). The Escrow Shares shall be security for such indemnity obligation of the Indemnifying Stockholders, subject to the limitations, and in the manner provided, in this Agreement.

          (c) DIVIDENDS, ETC. Any securities distributed in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be issued in the name of the Escrow Agent or its nominee, and shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall be considered Escrow Shares for purposes hereof. Any cash dividends or property (other than securities) distributed in respect of the Escrow Shares shall promptly be distributed by the Escrow Agent to the Indemnifying Stockholders in accordance with Section 3(c).

          (d) VOTING OF SHARES. The Indemnification Representatives shall have the right, in their sole discretion, on behalf of the Indemnifying Stockholders, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares. The Indemnification Representatives shall have no obligation to solicit consents or proxies from the Indemnifying Stockholders for purposes of any such vote.

          (e) TRANSFERABILITY. The respective interests of the Indemnifying Stockholders in the Escrow Shares shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Buyer, and no such assignment or transfer shall be valid until such notice is given.

     3.   DISTRIBUTION OF ESCROW SHARES.

          (a) The Escrow Agent shall distribute the Escrow Shares only in accordance with (i) a written instrument delivered to the Escrow Agent that is executed by the Buyer and both of the Indemnification Representatives and that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, (ii) an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Buyer or the Indemnification Representatives, that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, or (iii) the provisions of Section 3(b) hereof.

          (b) Within five business days after [insert six-month anniversary of the Closing Date] (the "Initial Release Date"), if the Escrow Agent has not then received a Claim Notice (as defined in Section 6.3(b) of the Merger Agreement), the Escrow Agent shall distribute to the Indemnifying Stockholders 50% of the Escrow Shares then held in escrow, registered in the name of the Indemnifying Stockholders. Within five business days after [insert one year anniversary of the Closing Date] (the "Termination Date"), the Escrow Agent shall distribute to the Indemnifying Stockholders all of the remaining Escrow Shares then held in escrow, registered in the name of the Indemnifying Stockholders. Notwithstanding the foregoing, if the Buyer has previously delivered to the Escrow Agent a copy of a Claim Notice and the Escrow Agent has not received written notice executed by the Buyer and both Indemnification Representatives of the resolution of the claim covered thereby, or if the Buyer has previously delivered to the Escrow Agent a copy of an Expected Claim Notice (as defined in Section 6.4 of the Merger Agreement) and the Escrow Agent has not received written notice of the resolution of the anticipated claim covered thereby, the Escrow Agent shall retain in escrow (i) after the Initial Release Date all of the Escrow Shares and
(ii) after the Termination Date such number of Escrow Shares as have a Value (as defined in Section 4 below and using a deemed distribution date of the Termination Date for purposes thereof) equal to the Claimed Amount covered by such Claim Notice or equal to the estimated amount of Damages set forth in such Expected Claim Notice, as the case may be. Any Escrow Shares so retained in escrow shall be distributed only in accordance with the terms of clauses (i) or
(ii) of Section 3(a) hereof.

          (c) Any distribution of all or a portion of the Escrow Shares (or cash or other property pursuant to Section 2(c)) to the Indemnifying Stockholders shall be made by delivery of stock certificates issued in the name of the Indemnifying Stockholders covering such percentage of the Escrow Shares being distributed as is calculated in accordance with the percentages set forth opposite such holders' respective names on ATTACHMENT A attached hereto; PROVIDED, HOWEVER, that the Escrow Agent shall withhold the distribution of the portion of the Escrow Shares otherwise distributable to an Indemnifying Stockholder who has not, according to a written notice provided by the Buyer to the Escrow Agent, prior to such distribution, surrendered pursuant to the terms of the Merger Agreement his, her or its stock certificates formerly representing shares of stock of the Company; and PROVIDED FURTHER that such ATTACHMENT A shall be appropriately revised by the Buyer in the event the Buyer deposits additional Escrow Shares with the Escrow Agent pursuant to the final sentence of
Section 1.6(a) of the Merger Agreement following the date of this Agreement. Any such withheld shares shall be delivered to the Buyer promptly after the Termination Date, and shall be promptly delivered by the Buyer to the Indemnifying Stockholders to whom such shares would have otherwise been distributed upon surrender of their Company stock certificates. Distributions to the Indemnifying Stockholders shall be made by mailing stock certificates to such holders at their respective addresses shown on ATTACHMENT A (or such other address as may be provided in writing to the Escrow Agent by any such holder). No fractional Escrow Shares shall be distributed to Indemnifying Stockholders pursuant to this Agreement. Instead, the number of shares that each Indemnifying Stockholder shall receive shall be rounded down to the nearest whole number and cash shall be paid by the Buyer, without interest, in lieu of any fractional share based upon the Value of the Escrow Shares being distributed.

     4. VALUATION OF ESCROW SHARES. For purposes of this Agreement, the "Value" of any Escrow Shares shall be the average of the last reported sale prices per share of the common stock of the Buyer Common Stock on the Nasdaq National Market over the ten consecutive trading days ending on the third day immediately preceding the date of distribution of such Escrow Shares, multiplied by the number of such Escrow Shares.

     5. FEES AND EXPENSES OF ESCROW AGENT. The Buyer shall pay all of the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder.

     6.   LIMITATION OF ESCROW AGENT'S LIABILITY.

          (a) The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and the Escrow Agent shall not be liable to anyone for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

          (b) The Buyer and the Indemnifying Stockholders hereby, jointly and severally, agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. The Buyer, on the one hand, and the Indemnifying Stockholders, on the other hand, shall each be liable for one-half of such amounts.

     7. LIABILITY AND AUTHORITY OF INDEMNIFICATION REPRESENTATIVES; SUCCESSORS AND ASSIGNEES.

          (a) Each Indemnification Representative shall incur no liability to the Indemnifying Stockholders with respect to any action taken or suffered by him in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for other action or inaction except his own willful misconduct or gross negligence. The Indemnification Representatives may, in all questions arising under the Escrow Agreement, rely on the advice of counsel and the Indemnification Representatives shall not be liable to the Indemnifying Stockholders for anything done, omitted or suffered in good faith by the Indemnification Representatives based on such advice.

          (b) In the event of the death or permanent disability of any Indemnification Representative, or his or her resignation as an Indemnification Representative, a successor Indemnification Representative shall be appointed by the other Indemnification Representative or, absent its appointment, a successor Indemnification Representative shall be elected by a majority vote of the Indemnifying Stockholders, with each such Indemnifying Stockholder (or his, her or its successors or assigns) to be given a vote equal to the number of votes represented by the shares of stock of the Company held by such Indemnifying Stockholder immediately prior to the effective time of the Merger. Each successor Indemnification Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Indemnification Representatives, and the term "Indemnification Representatives" as used herein shall be deemed to include successor Indemnification Representatives.

          (c) The Indemnification Representatives, acting jointly but not singly, shall have full power and authority to represent the Indemnifying Stockholders, and their successors, with respect to all matters arising under this Agreement and all actions taken by any Indemnification Representative hereunder shall be binding upon the Indemnifying Stockholders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Indemnification Representatives, acting together, shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise any claims asserted hereunder and to authorize any release of the Escrow Shares to be made with respect thereto, on behalf of the Indemnifying Stockholders and their successors. All actions to be taken by the Indemnification Representatives hereunder shall be evidenced by, and taken upon, the written direction of a majority thereof.

          (d) The Escrow Agent may rely on the Indemnification Representatives as the exclusive agents of the Indemnifying Stockholders under this Agreement and shall incur no liability to any party with respect to any action taken or suffered by it in reliance thereon.

     8. AMOUNTS PAYABLE BY INDEMNIFYING STOCKHOLDERS. The amounts payable by the Indemnifying Stockholders under this Agreement (i.e., the indemnification obligations pursuant to Section 6(b)) shall be payable solely as follows. The Escrow Agent shall notify the Indemnification Representative of any such amount payable by the Indemnifying Stockholders as soon as it becomes aware that any such amount is payable, with a copy of such notice to the Buyer. On the sixth business day after the delivery of such notice, the Escrow Agent shall sell such number of Escrow Shares (up to the number of Escrow Shares then available in the Escrow Account), subject to compliance with all applicable securities laws, as is necessary to raise such amount, and shall be entitled to apply the proceeds of such sale in satisfaction of such indemnification obligations of the Indemnifying Stockholders; provided that if the Buyer delivers to the Escrow Agent (with a copy to the Indemnification Representatives), within five business days after delivery of such notice by the Indemnification Representatives, a written notice contesting the legitimacy or reasonableness of such amount, then the Escrow Agent shall not sell Escrow Shares to raise the disputed portion of such claimed amount except in accordance with the terms of clauses (i) or (ii) of Section 3(a).

     9. TERMINATION. This Agreement shall terminate upon the distribution by the Escrow Agent of all of the Escrow Shares in accordance with this Agreement; provided that the provisions of Sections 6 and 7 shall survive such termination.

     10. NOTICES. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

          If to the Buyer:

          If to the Indemnification Representatives:




          If to the Escrow Agent:




     Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 10.

     11. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 60 days prior to the date when such resignation shall take effect. The Buyer may appoint a successor Escrow Agent without the consent of both Indemnification Representatives so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Indemnification Representatives, which shall not be unreasonably withheld. If, within such notice period, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor. If no successor Escrow Agent is named as provided in this Section 11 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

     12.  GENERAL.

          (a) GOVERNING LAW; ASSIGNS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (c) ENTIRE AGREEMENT. Except for those provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

     (d) WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

     (e) AMENDMENT. This Agreement may be amended only with the written consent of the Buyer, the Escrow Agent and both of the Indemnification Representatives.

     (f) CONSENT TO JURISDICTION AND SERVICE. The parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of Delaware and of any Federal court located in said State in connection with any actions or proceedings brought against any party hereto by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the parties hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to such party, at their respective addresses in accordance with Section 10 hereof.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                        UNISPHERE NETWORKS, INC.




                                        By:
                                           -------------------------------------
                                                 Name:
                                                 Title:





                                        By:
                                           -------------------------------------
                                                 Michael Tessler





                                        By:
                                           -------------------------------------
                                                 Robert Goodman


                                        [ESCROW AGENT]



                                        By:
                                           -------------------------------------
                                                 Name:
                                                 Title:

                                  ATTACHMENT A


Indemnifying Stockholder                                     Percentage
------------------------                                     ----------

                                    EXHIBIT D

                             FORM OF LOAN AGREEMENT

                                                                      EXHIBIT  D


                           LOAN AND SECURITY AGREEMENT

                         Dated as of __________ __, 2001

                                     between

                     Unisphere Networks, Inc. (the "Lender")

                                       and

                        BroadSoft, Inc. (the "Borrower")

                           LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement, dated as of _____________, 2001, is between Unisphere Networks, Inc., a Delaware corporation (the "Lender"), and BroadSoft, Inc., a Delaware corporation having a principal place of business at 220 Perry Parkway, Gaithersburg, Maryland 20877 (the "Borrower").

                                    RECITALS:

     WHEREAS, the Lender and Borrower have entered into an Agreement and Plan of Merger, dated October 20, 2000 (as amended, the "Merger Agreement"), that contemplates the merger of the Borrower into a wholly-owned subsidiary of the Lender (the "Merger"); and

     WHEREAS, pending consummation of the Merger, the Borrower may require additional credit for the operation of its business; and

     WHEREAS, Lender is willing to provide Borrower with such financing arrangements on the terms and conditions hereafter provided.

     NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     As used in this Agreement:

     "Agreement" means this Loan and Security Agreement, as it may be amended or modified and in effect from time to time.

     "Authorized Officer" means the President, Vice President, Treasurer or Secretary of the Borrower, acting singly.

     "Base Rate" means the annual rate of interest published and in effect from time to time in the "Money Rates" column of the Wall Street Journal, eastern edition, as the "prime rate."

     "Business Day" means, with respect to any borrowing or payment, a day other than Saturday or Sunday on which banks are open for business in Boston, Massachussetts.

     "Change In Control" means the existing shareholders cease to own (either directly or indirectly) at least sixty-seven percent (67%) of the voting stock of the Borrower.

     "Code" means the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

     "Collateral" shall have the meaning assigned to such term in Article IV hereof.

     "Commitment Termination Date" means the earliest to occur of (a) 5:00 p.m., eastern daylight time, on August 31, 2001, (b) the Effective Time (within the meaning of the Merger Agreement) and (c) the termination of the Merger Agreement.

     "Credit Commitment" means the obligation of Lender to make Loans to Borrower in the aggregate amount not to exceed $9,000,000.

     "Default" means an event described in Article VII.

     "Effective Date" means the date of this Agreement.

     "GAAP" shall have the meaning given to such term in the Merger Agreement.

     "Indebtedness" means all liabilities, obligations and indebtedness of any and every kind and nature, including, without limitation, all liabilities and all obligations to general creditors (other than trade payables), whether now or hereafter owing, arising, due or payable, from Borrower to any Person, and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise.

     "Intellectual Property Security Agreement" means the Intellectual Property Agreement, substantially in the form attached hereto as EXHIBIT "D", executed and delivered by Borrower in favor of the Lender.

     "Intellectual Property Collateral" means all of the following, to the extent owned, or ownership is hereafter acquired, by the Borrower:

          (a) any and all copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and deviation work thereof, whether published or unpublished, and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

          (b) any and all patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same ("the Patents");

          (c) any and all trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with or symbolized by such trademarks;

          (d) any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

          (e) any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

          (f) any and all claims for damages by any of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for or collect such damages for said use or infringement of the intellectual property rights identified above;

          (g) all licenses or other rights to use any of the intellectual property rights identified above, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

          (h) all amendments, renewals and extensions of any of the intellectual property rights identified above; and

          (i) all proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

     "Landlord Waiver" means that certain landlord waiver executed and delivered by each landlord for the premises leased by the Borrower where any Collateral is located, in substantially the form attached hereto as EXHIBIT "C".

     "Loan" as defined in Section 2.1(a).

     "Loan Documents" means this Agreement, the Note, the Intellectual Property Security Agreement, the Landlord Waivers and any Supplemental Documentation.

     "Loan Request" means a loan request in substantially the form attached hereto as EXHIBIT "B".

     "Material Adverse Effect" shall have the meaning given to the term "Company Material Adverse Effect" in the Merger Agreement and shall also include any material adverse effect on (i) the Borrower's ability to pay the Obligations in accordance with the terms thereof, or (ii) the Collateral or the Lender's liens on the Collateral or the priority of such liens.

     "Material Adverse Change" shall have the meaning given to the term "Company Material Adverse Change" in the Merger Agreement.

     "Maturity Date" means the first anniversary of the date upon which the Merger Agreement is terminated or the Merger is closed.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Note and all other obligations, interest, fees, charges and expenses of the Borrower to the Lender arising under or in connection with the Loan Documents.

     "Permitted Indebtedness" means the indebtedness or obligations described in
Section 6.5(a) of this Agreement.

     "Permitted Liens" means the liens, mortgages, encumbrances, pledges and other security interests described in Section 6.5(b) of this Agreement.

     "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

     "Reasonable Best Efforts" shall have the meaning given to such term in the Merger Agreement.

     "Supplemental Documentation" means agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages and other written matter necessary or reasonably requested by the Lender to perfect and maintain perfected the Lender's security interest in the Collateral.

     All undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the Commonwealth of Massachusetts to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

     Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                                   ARTICLE II

                                THE LOAN FACILITY

     2.1  LOAN FACILITY.

          (a) LOANS. Subject to satisfaction of the conditions set forth in
Article III hereof, the Lender agrees, on the terms and conditions set forth in this Agreement, to make loans and advances (each, a "Loan") to the Borrower at the Borrower's request either (i) for working capital purposes, from March 1, 2001 until the Commitment Termination Date, or (ii) for purposes of effecting the redemption of up to 9,000,000 shares of the Borrower's Series A Preferred Stock, as contemplated by Section 5.2 (s) and elsewhere in the Merger Agreement, from the date of this Agreement until the Commitment Termination Date, which loans and advances in an aggregate amount outstanding from time to time do not exceed the Commitment. In no event shall the Borrower request, or the Lender be required to advance, loans or advances for working capital purposes pursuant to clause (i) above in excess of $1,500,000 during any calendar month. The Borrower shall repay the aggregate outstanding principal amount of each such Loan, together with all interest due thereon, and all other amounts owing under this Agreement or the Loan Documents in connection with such Loan in full on the Maturity Date. If the aggregate principal amount of all outstanding Loans shall at any time exceed the Commitment, the Borrower shall immediately pay such excess to the Lender. The obligation of the Borrower to repay the principal amount of each Loan, and any and all interest which accrues thereon, shall be evidenced by a promissory note in the original principal amount of the Commitment, executed and delivered by the Borrower in substantially the form of Exhibit "A" hereto (the "Note").

          (b) MAKING THE LOANS. Each Loan shall be made on notice of the principal amount of each Loan given by the Borrower to Lender not later than 12:00 noon on the third Business Day prior to the date of the proposed Loan (which shall also be on Business Day). Such notice shall be made by submitting to the Lender a duly executed Loan Request (which specifies the amount of such Loan). Each Loan shall comply with all of the provisions of this Agreement. The Lender shall promptly, and in any event not later than the date specified in the Loan Request for the proposed Loan, advance the requested amount to the Borrower in immediately available funds to the deposit account specified by the Borrower.

     2.2  INTEREST.

          (a) INTEREST RATES. The Borrower shall pay interest on the Loans at a per annum rate equal to the Base Rate plus four percent (4%) (the "Applicable Rate"), payable on the Maturity Date, provided, however, that while any Default exists, amounts payable under the Loan Documents shall bear interest (compounded monthly and payable on demand with respect to overdue amounts) at a rate per annum equal to two percent (2%) above the Applicable Rate until such amounts are paid in full.

          (b) INTEREST BASIS. Interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day the Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on the Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.3 METHOD OF PAYMENT. All payments of principal, interest, and fees hereunder shall be made in immediately available funds in United States Dollars to the Lender at the Lender's address specified pursuant to Section 9.14, by noon (local time) on the date when due. Any of the Loans outstanding at any time under this Loan Agreement may be prepaid in whole or in part without penalty. Amounts repaid or prepaid with respect to the Loans may not be reborrowed, provided that the Borrower shall give the Lender written notice of its intention to prepay any of the outstanding amounts, which notice shall specify the amount to be so prepaid and the date of such prepayment, not less than 2 days prior to such prepayment.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

     3.1 CONDITIONS TO INITIAL LOAN. The Lender shall not be required to make any Loans under this Agreement unless, on the date of the initial Loan Request delivered by the Borrower to the Lender, the Borrower has furnished to the Lender, or caused to be furnished to the Lender (unless otherwise waived by Lender in writing), the following, in a form and substance reasonably satisfactory to the Lender and its counsel, each dated as of the date of the initial Loan Request (or such other date as shall be acceptable to the Lender):
(a) the Note; (b) the Intellectual Property Security Agreement; (c) a certificate of the secretary of the Borrower: (1) certifying that attached thereto are true and correct copies of the Borrower's charter documents, by-laws, and documents evidencing all corporate action taken to authorize this transaction and (2) giving the name, position and signature specimen of all authorized officers; (d) the written opinion of counsel to the Borrower, addressed to the Lender in form and substance reasonably satisfactory to Lender; (e) written documentation satisfactory to Lender evidencing that Lender holds a first priority perfected security interest in the Collateral, junior only to Silicon Valley Bank and Comdisco and only with respect to borrowings from them under credit facilities that exist on the Effective Date; and (f) such other documents as Lender or its counsel may reasonably request.

     3.2 CONDITIONS TO ALL BORROWINGS. The obligations of the Lender to make any Loan whether or not after the Effective Date, shall also be subject to the following conditions precedent that on the date such Loan is made and after giving effect thereto:

          (a) Each of the representations and warranties of the Borrower contained in this Agreement, the Loan Documents or the Merger Agreement shall be true and correct as of the date as of which they were made and, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date), shall also be true and correct as of the date the Loan is made, except for any failure to be true and correct which has not resulted in, and would not be reasonably likely to result in, a Material Adverse Change, and no Default shall have occurred and be continuing;

          (b) Borrower shall deliver to the Lender a Loan Request, executed by the chief executive officer of Borrower, affirming compliance with the foregoing
Section 3.2(a) as of such date;

          (c) The Merger Agreement shall not have been terminated;

          (d) The Closing (as defined in the Merger Agreement) shall not have occurred, and the failure of the Closing to have occurred shall not be attributable to the failure of the Borrower to have satisfied the conditions to closing set forth in Sections 5.1(a) and 5.2 of the Merger Agreement;

          (e) The Lender shall not have the right (whether or not exercised) to terminate the Merger Agreement under Section 7.1(b) thereof; and

          (f) The Borrower shall comply with all other requirements under this Agreement.

                                   ARTICLE IV

                           GRANT OF SECURITY INTEREST

     4.1 To secure payment and performance of all Obligations, the Borrower hereby grants to the Lender a security interest in the following property (collectively, the "Collateral"):

          All of the Borrower's now owned or hereafter acquired, wherever located:

          (a) Inventory, including but not limited to all inventory, supplies, raw materials, work in process, goods, merchandise, finished inventory and other tangible personal property held by the Borrower for sale or for lease, furnished or to be furnished under contracts of service, or used or consumed in the Borrower's business, goods in transit, any and all returned or repossessed inventory or merchandise and all documents of title (whether negotiable or negotiable) representing any of the foregoing, and all proceeds thereof; and

          (b) Accounts, including, but not limited to, all accounts, all rights of the Borrower to payment for goods sold or leased or for services rendered, all accounts receivable of the Borrower; all obligations owing to the Borrower evidenced by an instrument or chattel paper; all rights of the Borrower to payment under a contract not yet earned by performance; all obligations owing to the Borrower of any kind or nature, including all writings, if any, evidencing the same, including all instruments, drafts, acceptances and chattel paper; any and all proceeds of any of the foregoing. Further included within the term "Accounts" are all right, title and interest of Borrower in and to the Inventory which gave rise to any Account, (including the right of stoppage in transit) all guaranties of, and security and liens with respect to any Account, and all Accounts, Documents and Contract Rights of Borrower as defined in the Uniform Commercial Code; and

          (c) Instruments, and Chattel Paper, including all instruments and chattel paper as defined in the Uniform Commercial Code and all proceeds thereof; and

          (d) General Intangibles, including, but not limited to, all general intangibles as defined in the Uniform Commercial Code, all Intellectual Property Collateral and all proceeds thereof, including without limitation, any and all rights of Borrower to any refund of any tax assessed against Borrower or paid by Borrower, loss carry-back tax refunds, insurance premium rebates, unearned premiums, insurance proceeds, choses in action, names, trade names, goodwill (whether related to the business, any intellectual property, or otherwise), trade secrets, computer programs, computer records, data, computer software, customer lists, patents, patent rights, patent applications, patents pending, patent licenses or assignments, development ideas and concepts, licenses, permits, franchises, telephone numbers, literary rights, rights to performance, trademarks, trademark applications, trademark rights, logos, intellectual property, copyrights, copyright applications, licenses, proprietary or other processes, blueprints, drawings, designs, diagrams, plans, reports, charts, catalogs, manuals, research, literature, proposals, cost estimates, routes, and other reproductions on paper or otherwise, of any and all concepts or ideas, whether or not related to the business or operations of Borrower, and including the patents and trademarks listed on Schedule A hereto; and

          (e) Equipment, including but not limited to all equipment, vehicles, machinery, tools, furniture, fixtures, trade fixtures and parts. Further included within the term "Equipment" is all tangible personal property utilized in the conduct of the Borrower's business (but excluding any property hereinbefore defined as "Inventory") and all additions, accessions, substitutions, components, and replacements thereto, therefor and thereof and all proceeds thereof; and

          (f) Other tangible and intangible property including, without limitation, all investment property; and

          (g) all products and proceeds of the above, including insurance proceeds.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender that on the date hereof, and on the date of each and every Loan made after the date hereof:

     5.1 EXECUTIVE OFFICES. The location of the Borrower's chief executive office, principal place of business, other offices and places of business and of the Borrower's Accounts and Inventory are set forth on SCHEDULE 5.1 hereto, and are the sole offices and places of business of Borrower. Borrower will provide Lender with at least thirty (30) days' prior written notice of any proposed change to the locations set forth on SCHEDULE 5.1 hereof

     5.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by Borrower of the Loan Documents, to the extent it is a party thereto, and the creation of all liens provided for herein and therein:
(i) are within Borrower's corporate power; (ii) have been and will be duly authorized by all necessary or proper action; (iii) are not in contravention of any provision of Borrower's by-laws or charter; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality;
(v) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound (except for such conflict, breach, termination, default or acceleration as could not reasonably be expected to have a Material Adverse Effect); (vi) will not result in the creation or imposition of any lien upon any of the property of Borrower other than those in favor of the Lender, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any governmental body, agency, authority or any other Person, except such consents as have been obtained. Each of the Loan Documents delivered in connection herewith at such time shall have been duly executed and delivered for the benefit of or on behalf of Borrower, and each shall then constitute a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms.

     5.3 TITLE TO COLLATERAL. Except as disclosed to the Lender in writing, including in the Merger Agreement or the disclosure schedule thereto, Borrower owns all of its personal property and has good, clear and marketable title thereto, free and clear of all liens and encumbrances, except (i) liens created hereunder; and (ii) liens listed on Schedule 6.5 attached hereto. There are no outstanding commitments of Borrower relative to the purchase, sale, mortgage or lease of said property, other than in the usual course of business.

     5.4 INTELLECTUAL PROPERTY COLLATERAL. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party.

                                   ARTICLE VI

                                    COVENANTS

     (A) Following the Effective Date and through the period ending on the closing of the Merger or the termination of the Merger Agreement, Borrower shall comply in all material respects with all of its covenants set forth in the Merger Agreement and shall use its Reasonable Best Efforts to obtain Landlord Waivers from each landlord where material assets of the Borrower are located.

     (B) Following the closing of the Merger or the termination of the Merger Agreement and for the remainder of the term of this Agreement and for so long as any loans to Borrower remain outstanding under this Agreement, unless the Lender shall otherwise consent in writing:

     6.1 REPORTS AND NOTICES. Borrower shall deliver, or cause to be delivered, to the Lender:


          (a) Within 90 days after the close of Borrower's fiscal year, copies of the audited annual financial statements of Borrower and statements of income and cash flows for such fiscal year audited by a certified public accountant satisfactory to Lender and prepared on a consistent basis and in accordance with GAAP.

          (b) As soon as practicable, but in any event within 2 Business Days after Borrower becomes aware of the existence of any Default, or any development or other information which could reasonably be expected to have a Material Adverse Effect, telephonic or telecopy notice specifying the nature of such Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within 5 days.

          (c) Such other information respecting the Borrower's business, financial condition or prospects as the Lender may, from time to time, reasonably request.

     6.2 TRANSACTIONS WITH AFFILIATES. Borrower shall not make any payments or distributions of any kind to any shareholder of the Borrower or any affiliates of such shareholder and Borrower shall not enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or for any shareholder or director of the Borrower, or any affiliate of such person or entity unless such payments or transactions are in the ordinary course of Borrower's business and are upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's-length transaction with an unaffiliated person.

     6.3 CORPORATE EXISTENCE, ETC. Borrower shall maintain its corporate existence, business and assets, keep its business and assets adequately insured, maintain its chief executive office at the location provided in Section 5.2 hereof, continue to engage in the same lines of business, and comply in all material respects with all requirements of law. Borrower will maintain all of its assets and properties in good repair and working order. Borrower will not relocate its chief executive office or permit any of its assets or property to be kept at any locations other than as provided in Section 5.2 hereof.

     6.4 COOPERATION WITH LENDER. Borrower shall cooperate with the Lender, take such action, execute such documents, and provide such information as the Lender may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents.

     6.5  INDEBTEDNESS AND LIENS.

          (a) The Borrower will not create, incur, assume, guarantee or become liable, contingently or otherwise, with respect to any indebtedness or obligation, except (i) Indebtedness to the Lender arising under the Loan Documents; (ii) Indebtedness which is subordinated to the Obligations, provided the terms of such Indebtedness, including the terms of subordination thereof, are reasonably satisfactory to the Lender in all respects; (iii) current liabilities of the Borrower not incurred through the borrowing of money or the obtaining of credit (except credit on an open account customarily extended);
(iv) Indebtedness in respect of taxes or other governmental charges which are being contested in good faith by the appropriate proceedings; (v) operating or capital leases entered into by the Borrower in the ordinary course, provided such operating or capital leases shall not cause a Default herein; (vi) purchase money security interests; and (vii) such other Indebtedness described on
Schedule 6.5 hereto.

          (b) The Borrower will not create, incur, or allow to be created or exist any lien, encumbrance, mortgage, pledge or other security interest of any kind upon any of its assets, except (i) liens securing the Obligations; (ii) liens securing taxes or governmental charges not yet due; (iii) liens securing capital leases; (iv) purchase money security interests; (v) liens to secure worker's compensation, employment insurance and social security obligations incurred in the ordinary course or (vi) liens described on Schedule 6.5 hereto.

     6.6 INSURANCE. Borrower agrees to keep all the Collateral insured with coverages in amounts not less than usually carried by one engaged in a like business (and in any event not less than that required by Lender), naming the Lender as a loss payee, and payable to the Lender and Borrower, as their interests may appear. Borrower hereby appoints Lender as attorney-in-fact for Borrower in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts. As further assurance for the payment and performance of the Obligations, Borrower hereby assigns to Lender all sums, including returned or unearned premiums, that may become payable under any policy of insurance on the Collateral, and Borrower hereby directs each insurance company issuing any such policy to make payment of such sums directly to Lender.

     6.7 INSPECTION. Borrower will keep accurate and complete records of the Collateral, and Lender or any of its agents shall have the right, upon reasonable notice, to inspect the Collateral wherever located and to visit Borrower's place or places of business, at intervals to be determined by Lender and without Borrower's hindrance or delay, to inspect, audit, check and make extracts from any copies of books, records, journals, orders, receipts and correspondence that relate to the Collateral or to the general financial condition of Borrower. Lender may temporarily remove any of the Borrower's records for the purpose of having copies made thereof.

     6.8 TAXES. Borrower will pay all real and personal property taxes, assessments and charges as well as all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it, or payable by it at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property, and will furnish the Lender upon request, receipts, or other evidence that deposits or payments have been made.

     6.9 SALES OR MERGERS. Borrower will (a) not sell or dispose of any of its assets, including the Collateral, except in the ordinary and usual course of its business or (b) merge or consolidate, or permit any of its subsidiaries to merge or consolidate with or into any business or entity.

     6.10 GOVERNMENT ACCOUNTS. Borrower will immediately notify Lender if any of Borrower's accounts arise out of contracts with the United States, any state or municipality, or any department, agency or instrumentality thereof, and execute any instruments and take any steps required by Lender in order that all monies due and to become due under such contracts shall be assigned to Lender.

     6.11 REIMBURSEMENT. Borrower will reimburse Lender on demand for any sums paid or advanced by Lender to satisfy any tax, lien or security interest or other encumbrance on the Collateral, to provide insurance on the Collateral or to pay for the maintenance and preservation of the Collateral; PROVIDED HOWEVER, that Lender shall not be obligated to make any such payments or deposits. Any such sums paid or advanced by Lender shall be deemed secured by the Collateral and constitute part of the Obligations.

     6.12 REPAIR. Borrower will maintain all of its assets and property in good repair and working order.

     6.13 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

          (a) Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Patent and Trademark Office or the United States Copyright Office, as applicable, any additional intellectual property rights developed or acquired by Borrower from time to time, including, without limitation, which are material to the business of the Borrower and/or any of its subsidiaries, revisions or additions to the intellectual property rights currently owned by the Borrower, provided that Borrower shall not be required to make such registration if it reasonably determines that there are valid business reasons for not so doing. Borrower shall execute and deliver such instruments, agreements and documents, including, without limitation, the Intellectual Property Security Agreements, as Lender shall reasonably request from time to time to perfect the Lender's security interests in the Borrower's intellectual property rights.

          (b) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Intellectual Property Collateral, (ii) use its best efforts to detect infringements of the Intellectual Property Collateral and promptly advise Lender in writing of material infringements detected and (iii) not allow any Intellectual Property Collateral to be abandoned, forfeited or dedicated to the public without the written consent of Lender, which shall not be unreasonably withheld.

          (c) Lender may audit Borrower's Intellectual Property Collateral to confirm compliance with this Section 6.13, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing. Lender shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this
Section 6.13 to take, but which Borrower fails to take, after fifteen (15) days' notice to Borrower.

Borrower shall reimburse and indemnify Lender for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this
Section 6.13.

                                  ARTICLE VII

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute
Default:

     7.1 Any representation or warranty made in this Agreement or the Merger Agreement by or on behalf of the Borrower to the Lender shall be materially false on the date as of which made.

     7.2 Nonpayment of principal or interest due under the Note within 7 calendar days following the date when due.

     7.3 The breach by the Borrower of any of the covenants contained in this Agreement or the Merger Agreement, which default shall not have been cured within 20 calendar days after written notice thereof is given to the Borrower by the Lender.

     7.4 The occurrence of default or an event of default under any of the Loan Documents, or under any other material agreement, instrument or document with respect to borrowed money to which the Borrower is a party, which remains uncured for 15 calendar days after written notice thereof is given to the Borrower.

     7.5 The Borrower shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, acquiesce in, or have appointed for it or any substantial portion of its property a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.5.

     7.6 This Agreement or the Intellectual Property Security Agreements shall for any reason fail to create a valid and perfected security interest in any collateral purported to be covered thereby, except as permitted by the terms of such agreements, or this Agreement or any of the other Loan Documents shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability thereof.

     7.7 A Change in Control (other than pursuant to the Merger Agreement) shall have occurred.

     7.8 Borrower shall make any payment to, or any payment shall be made on account of any Indebtedness other that Indebtedness permitted under Section 6.5, except as may be agreed to by Lender.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1 ACCELERATION. If any Default described in Section 7.5 occurs with respect to the Borrower, the Obligations shall immediately become due and payable without any election, notice or action on the part of the Lender. If any other Default occurs, the Lender may declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     8.2 AMENDMENTS. The Lender and the Borrower may enter into written agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lender or the Borrower hereunder or waiving any Default hereunder. To be effective, any such amendment or waiver must be in writing and signed by the Lender and the Borrower.

     8.3 PRESERVATION OF RIGHTS, NO ADVERSE IMPACT. No delay or omission of the Lender to exercise any right under this Agreement or any of the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents, or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

     8.4  REMEDIES.

          (a) Upon the occurrence and during the continuance of a Default, the Lender may proceed to protect and enforce to Lender's rights by suit in equity, action of law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement, any Loan Document or in any instrument or document delivered to the Lender pursuant hereto, or in the exercise of any rights, remedies or powers granted in this Agreement, any Loan Document and/or any such instrument or document the Lender may proceed to declare the obligations under this Agreement or any Loan Document to be due and payable pursuant to Section 8.1 hereof and the Lender proceed to enforce payment of such documents as provided herein, or in any Loan Document, and may offset and apply toward the payment of such amount any indebtedness of the Lender to the Borrower.

          (b) Upon the occurrence and during the continuance of a Default, the Lender may enter and take possession of all Collateral and the premises on which they are located, and in the Lender's sole discretion operate and use Borrower's equipment, whether or not Collateral hereunder, complete work in process, apply as Borrower's attorney-in-fact for domestic or foreign patents or other intellectual property rights with respect to inventions and seek registration or assignment, foreign and domestic, of any trademarks, trade names, styles, logos or copyrights, and sell, lease or license the Collateral to third persons or associations without being liable to Borrower on account of any losses, damage or depreciation that may occur as a result thereof so long as Lender shall act reasonably and in good faith; and at the Lender's option and without notice to Borrower (except as specifically herein provided) Lender may sell, lease, assign and deliver the whole or any part of the Collateral, or any substitute therefor or any addition thereto, at public or private sale, for cash, upon credit, or for future delivery, at such prices and upon such terms as Lender deems advisable, including without limitation, the right to sell or lease in conjunction with other property, real or personal, and allocate the sale or lease proceeds among the items of property sold without the necessity of the Collateral being present at any such sale or lease, or in view of prospective purchasers thereof. Lender shall give Borrower at least ten (10) days' by hand delivery at or by United States first-class mail, postage prepaid (in which event notice shall be deemed to have been given when so deposited in the mail), to the address specified herein, of the time and place of any public or private sale or other disposition unless the Collateral is perishable, threatens to decline speedily in value, or is the type customarily sold in a recognized market. Upon such sale, Lender may become the purchaser of the whole or any part of the Collateral, discharged from all claims and free from any right of redemption. In case of any such sale by Lender of all or any of said Collateral on credit or for future delivery, property so sold may be retained by Lender until the selling price is paid by the purchaser. Lender shall incur no liability in case of the failure of the purchaser to take up and pay for the property so sold. In case of any such failure, the said property may again be sold.

          (c) The Lender for a term to commence on the date of this Agreement and continuing thereafter until all debts and Obligations of any kind or character owing from Borrower to Lender are fully paid and discharged, may enter and use all premises or places of business which Borrower presently has or may hereafter have and where any of said Collateral may be located, and the Lender may use all machinery and equipment owned or leased by Borrower and all goodwill, patent rights, trade names, or logos, whether or not Collateral hereunder.

          (d) Borrower will assemble the Collateral in a single location at a place to be designated by Lender and make the Collateral at all times secure and available to Lender.

          (e) At Borrower's expense the Lender in its own name or in the name of others may communicate with account debtors in order to verify with them to Lender's satisfaction the existence, amount and terms of any accounts or contract rights and also notify account debtors that Collateral has been assigned to Lender and that payments shall be made directly to Lender. Upon request of Lender, Borrower will so notify such account debtors and will indicate on all billings to such account debtors that their accounts must be paid to Lender. Borrower does hereby appoint Lender and its agents as Borrower's attorney-in-fact: to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of the Borrower; to endorse the Batter upon any notes, checks, drafts, money orders, or other instruments, documents, receipts or Collateral that may come into its possession and to apply the same in full or part payment of any amounts owing to Lender; to sign and endorse the Batter upon any documents, instruments, drafts against account debtors, assignments, verifications and notices in connection with Accounts, and any instrument or document relating thereto or to Borrower's rights therein; and to give written notice to any office and officials of the United States Post Office to effect such change or changes of address that all mail addressed to Borrower may be delivered directly to Lender. Borrower hereby grants to its said attorney-in-fact full power to do any and all things necessary to be done in and about the premises as fully and effectually as Borrower might or could do, and hereby ratifies all that its attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable for the term of this Agreement for all transactions hereunder and thereafter as long as Borrower may be indebted to Lender.

     8.5 APPLICATION OF PROCEEDS. Any and all proceeds of any Collateral realized or obtained by the Lender upon exercise of its rights and remedies hereunder, shall be applied to the amounts outstanding under this Agreement or any other Loan Document, after payment of any and all costs and expenses, fees and commission and taxes of such sale, collection or other realization, in accordance with the following:

          (a) Any and all proceeds of any Collateral shall first be applied to the payment of any and all expenses, charges or other amounts which may be due and owing under this Agreement or the Loan Documents; and

          (b) Any and all proceeds of any Collateral remaining after application as provided in paragraph (a) above shall be applied to the payment of principal, interest or charges outstanding with respect to the Loans or under the Note; and

          (c) Any surplus remaining after application as provided in paragraphs
(a) and (b) above, shall be paid to the Borrower, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loan herein contemplated.

     9.2 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.3 ENTIRE AGREEMENT. The Loan Documents and the Merger Agreement embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings between the Borrower and the Lender relating to the subject matter thereof.

     9.4 NO THIRD PARTY BENEFICIARY. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.5 EXPENSES. The Borrower agrees to pay, on demand, all of the Lender's own out-of-pocket expenses (including reasonable attorneys' fees) incurred in connection with preparing, executing and delivering this Agreement and the Loan Documents and all related instruments and documents executed and delivered in connection herewith, and in connection with any and all amendments and/or modifications of the Loan Documents. Upon the occurrence of a Default, and so long as a Default is continuing, Borrower shall pay to Lender on demand all expenses incurred in connection with the collection and enforcement of all Obligations under the Loan Documents including, without limitation, all reasonable attorneys' fees, and all reasonable costs incurred by Lender in connection with the collection and enforcement of the Obligations and in connection with any proceeding commenced by or against Borrower under Title 11 of the U.S. Code.

     9.6 INDEMNITY. Borrower hereby indemnifies the Lender and its respective directors, officers, employees, affiliates and agents (collectively, "Indemnified Persons") against, and agrees to hold each such Indemnified Person harmless from, any and all losses, claims, damages and liabilities, including claims brought by any officer, director or shareholder or former officer, director or shareholder of Borrower, and related expenses including reasonable counsel fees and expenses, incurred by such Indemnified Person arising out of any claim, litigation, investigation or proceeding (whether or not such Indemnified Person is a party thereto) relating to any transactions, services or matters that are the subject of the Loan Documents; PROVIDED, HOWEVER, that such indemnity shall not apply to any such losses, claims, damages, or liabilities or related expenses determined by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Indemnified Person. All amounts due hereunder shall be payable on demand and shall constitute Obligations hereunder.

     9.7 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.8 NONLIABILITY OF LENDER. The relationship between the Borrower and the Lender shall be solely that of borrower and lender. The Lender shall have no fiduciary responsibilities to the Borrower. The Lender undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     9.9 CHOICE OF LAW. THIS AGREEMENT AND THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS (AND NOT THE LAW OF CONFLICTS) OF THE COMMONWEALTH OF MASSACHUSETTS.

     9.10 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURTS SITTING THERIN FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A

COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY AFFILIATE OF THE LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN THE COMMONWEALTH OF MASSACHUSETTS.

     9.11 WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     9.12 FURTHER ASSURANCES. The Borrower, at its own expense, shall do, make, execute and deliver all such additional and further acts, deeds, assurances, documents, instruments and certificates as the Lender may reasonably require, including, without limitation, (a) executing, delivering and filing financing statements and continuation statements under the Uniform Commercial Code, (b) obtaining governmental and other third party consents and approvals, and (c) obtaining waivers from mortgagees and landlords.

     9.13 SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement and the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents.

     9.14 GIVING NOTICE. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at their addresses as follows (unless otherwise designated in writing to the other parties): (i) if to Borrower, at the address set forth below the Borrower's name on the signature page hereto and (ii) if to Lender, at the address set forth the Lender's name on the signature page hereto. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given three Business Days after being sent; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answer back confirmed in the case of telexes).

     9.15 CHANGE OF ADDRESS. The Borrower and the Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

     9.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and the Lender.

     9.17 REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The parties acknowledge and agree to the following provisions in anticipation of the possible application, in one or more jurisdictions, to the transactions contemplated hereby of the revised Article 9 of the UCC in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 official text of Revised Article 9 ("Revised Article 9"). In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral shall be and include all assets of the Borrower, whether or not within the scope of Revised Article 9. The Collateral shall include, without limitation, the following categories of assets (as defined in Revised Article 9) belonging to the Borrower or in which the Borrower has any rights: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. The Lender may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the Borrower or words of similar effect and which contain any other information required by Part 5 of the Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower. The Borrower agrees to furnish any such information to the Lender promptly upon request. Any such financing statements, continuation statements or amendments may be signed by the Lender on behalf of the Borrower and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction. The Borrower shall at all times and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as the lender may reasonably request for the Lender to obtain an acknowledgement, in form and substance satisfactory to the Lender, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Lender. Nothing contained in this Section shall be construed to narrow the scope of the Lender's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Lender hereunder except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

     IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.


                                   Borrower:  BROADSOFT, INC


                                              By:___________________________
                                                 Name:______________________
                                                 Title:_____________________
                                              Address:  220 Perry Parkway
                                                        Gaithersburg, MD  20877




                                   Lender:  UNISPHERE NETWORKS, INC.



                                              By:_____________________________
                                                 Name:________________________
                                                 Title:_______________________
                                              Address:  One Executive Drive
                                                        Chelmsford, MA  01824




         SchedulesSchedule 5.1 - Executive Offices
Schedule 6.5 - Permitted Liens and Indebtedness


                                    EXHIBITS

         Exhibit "A" - Note
Exhibit "B" - Loan Request
Exhibit "C" - Landlord Waiver
Exhibit "D" - Intellectual Property Security Agreement

                                   EXHIBIT "A"


                                      NOTE

     $9,000,000.00                                           _____________, 2001
                                                           Boston, Massachusetts


     FOR VALUE RECEIVED, on the Maturity Date, BroadSoft, Inc., a Delaware corporation having a principal place of business at 220 Perry Parkway, Gaithersburg, Maryland 20877 (the "Borrower"), promises to pay to Unisphere Networks, Inc. (the "Lender"), or order, at One Executive Drive, Chelmsford, Massachusetts 01824, or such other place as Lender or any holder hereof may from time to time designate, the principal sum of Nine Million Dollars ($9,000,000.00) or, if less, the aggregate unpaid principal amount of all Loans, in United States Dollars and in immediately available funds as provided in the Loan and Security Agreement of even date between the Borrower and Lender (the "Loan Agreement"), together with interest on the unpaid principal amount hereof from time to time outstanding, at the rates and on the dates set forth in the Loan Agreement. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.

     This Note is issued pursuant to, and is entitled to the benefits of, the Loan Agreement, as it may be amended from time to time. Reference is hereby made thereto for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the terms of the Loan Agreement and other Loan Documents certain, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Loan Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of the Loan and the date and amount of each principal payment hereunder.

     If any payment of principal or interest is not made when due hereunder, or if any other Default shall occur for any reason, or if the Loan Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Lender under the Loan Agreement or any Loan Document, applicable law or otherwise, all such rights and remedies being cumulative and enforceable alternatively, successively and concurrently, Lender may, at its option, declare any and all of the Borrower's obligations, liabilities and indebtednesses owing by Borrower under this Note, the Loan Agreement and any other Loan Document (collectively, the "Obligations") to be due and payable, whereupon the then unpaid balance thereof, together with all interest accrued thereon or expenses incurred in connection therewith shall forthwith become due and payable, together with all interest accruing thereafter at the rate set forth in the Loan Agreement until the indebtedness evidenced by this Note is paid in full, plus all costs and expenses of collection hereof, including, without limitation, reasonable attorneys' fees and expenses.

     Borrower shall pay all Lender's costs and expenses (including, without limitation, all reasonable attorneys' fees and expenses) incurred in connection with the enforcement of or preservation of rights under this Note on the terms provided in the Loan Agreement.

     No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right of Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

     None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the holder expressly referring hereto and setting forth the provision so excluded, modified or amended. This Note shall be binding upon the successors and assigns of the Borrower and inure to the benefit of Lender and its successors, endorsees and assigns. If any term or provision of this Note shall be held to be invalid or unenforceable, in whole or in part in any jurisdiction, then such invalidity or unenforceability shall only effect such term or provision, and shall not effect such term or provision in any other jurisdiction or any other term or provision of this Note.

     BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER AT THE ADDRESS PROVIDED BELOW THE BORROWER'S EXECUTION HEREOF. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts or choice of laws) and this Note shall be deemed to be made under seal.

     ATTEST:                               BROADSOFT, INC.

     _________________________________     By:________________________________
     Secretary                             Name:______________________________
                                           Title:_____________________________

                   SCHEDULE OF LOAN AND PAYMENTS OF PRINCIPAL
                                       TO
                             NOTE OF BROADSOFT, INC.
                             DATED: __________, 2001


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                Principal         Maturity         Principal
                Amount of         of Interest      Amount            Unpaid
     Date       Loan              Period           Paid              Balance
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                                   EXHIBIT "B"
                              FORM OF LOAN REQUEST

                                 BROADSOFT, INC.

                                     [DATE]

         Unisphere Networks, Inc.
1 Executive Drive
Chelmsford, MA 01824
Attn:_________________________

         Re:      Loan Request

         Ladies and Gentlemen:

         The undersigned (the "Borrower") hereby requests that you make a Loan pursuant to the terms and conditions set forth in the Loan and Security Agreement dated as of _____________, 2001, by and between the Borrower and Unisphere Networks, Inc. (the "Lender"), as the same may be amended and in effect from time to time (the "Loan Agreement"), as set forth below. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

         The Borrower hereby certifies that the conditions precedent to the Loan set forth in Article III of the Loan Agreement have been complied with.

         The Borrower hereby requests, pursuant to ss. 2.1(b) of the Loan Agreement, that the Lender make a Loan in the principal amount of $____________ on [Date], (the "Drawdown Date"). We understand that this request obligates us to accept the requested Loan on the proposed Drawdown Date.

         You are hereby directed to transfer the proceeds of the requested Loan to Borrower in accordance with the following instructions: wire to: [WIRE INSTRUCTIONS].

                                            Very truly yours,


                                            BROADSOFT, INC.


                                            By:_____________________________
                                            Title:__________________________
                                                     Duly Authorized

                                   EXHIBIT "C"


                                 LANDLORD WAIVER

     WHEREAS, Unisphere Networks, Inc. ("Lender") has or is about to provide certain financing arrangements to BroadSoft, Inc. ("Borrower") pursuant to which Lender has been or will be granted a security interest in all of the Borrower's personal property described on SCHEDULE A attached hereto and made a part hereof (hereafter "Collateral") and,

     WHEREAS, the Collateral has or may become affixed to or be located on, wholly or in part, the certain real estate located at __________________________________________, as more fully described in the Lease
(defined below), a true and correct copy of which is attached hereto as EXHIBIT A (the "Premises") and,

     WHEREAS, the undersigned has an interest in the Premises as owner and lessor pursuant to a certain lease between Borrower, as tenant, and the undersigned, as landlord, dated _________ (together with any amendments or modifications thereof, the "Lease"),

     NOW, THEREFORE, for good and valuable considerations, the receipt and sufficient of which are hereby acknowledge, the undersigned agrees as follows:

          (a) That it waives and relinquishes any landlord's lien, all rights of levy or distraint, security interest or other interest the undersigned may now or hereafter have in any of the Collateral whether for rent or otherwise;

          (b) That the Collateral may be installed in or located on the Premises and shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property;

          (c) That it disclaims any interest in the Collateral and agrees neither to assert any claim to nor take any action with respect to the Collateral while Borrower is indebted to Lender;

          (d) That Lender or its representatives may, in accordance with the terms of the Loan and Security Agreement between Borrower and Lender dated _____________, 2001 ("Loan

Agreement"), enter upon the Premises at any time to inspect or remove the Collateral and may advertise and conduct a public or private auction thereon;

          (e) That Lender, at its option, may, in accordance with the Loan Agreement, enter the Premises for the purpose of repossessing, removing, selling or otherwise dealing with the Collateral, and such license shall be irrevocable and shall continue from the date Lender enters the Premises for as long as Lender deems necessary but not to exceed a period of sixty (60) days after the receipt by Lender of written notice by the undersigned directing removal of the Collateral; provided that during such sixty (60) day period, Lender makes payment of rent at the rate set forth in the Lease, prorated on a per diem basis to be determined on a thirty (30) day month, without incurring any other obligations of Borrower. Lender may, subsequent to the sixty (60) day period, remain on said Premises for an additional period not to exceed ninety (90) days at the rental provided under the Lease, prorated on a per diem basis to be determined on a thirty (30) day month, without incurring any other obligation of Borrower. Lender shall promptly repair any damages to the Premises caused directly by any repossession or removal by Lender or its agents of the Collateral or Lender or its agents otherwise dealing with any of the Collateral and shall indemnify, pay, protect, defend and hold harmless the undersigned, its lender and their respective successors and assigns from and against any loss, claim, damage, cost or expense arising directly out of Lender's entry onto the Premises or Lender's repossession, removal, sale or otherwise dealing with the Collateral; and

          (f) The undersigned agrees to give notice in writing by certified or registered mail to Lender of any Event of Default (as defined in the Lease) by Borrower under the provisions of the Lease. Any such notice shall be promptly sent to (or such address as Lender may specify in writing to the undersigned):Unisphere Networks, Inc., at One Executive Drive, Chelmsford, MA 01824, Attn: Suzanne Zabitchuck, Esq.

     Upon receipt of said notice, Lender shall thereupon have the right, but not the obligation, to cure any monetary Event of Default within five (5) days thereafter and any non-monetary Event of Default within ten (10) days thereafter. In no event shall Lender be permitted to cure any monetary Event of Default more than twice in any Lease Year (as defined in the Lease). Any payment made or act done by Lender to cure any such Event of Default shall not constitute an assumption of the Lease or any obligations of Borrower or the undersigned.

     This waiver may not be changed or terminated orally and is binding upon the undersigned and the heirs, personal representatives, successors and assigns of the undersigned and inures to the benefit of Lender and the successors and assigns of Lender.

         Dated this ______ day of _________, 2001.

         [LANDLORD]



         By:____________________________________

         Title:_________________________________

         Address:_______________________________

         _______________________________________


         [                         ]
         COUNTY OF ______________

         The foregoing instrument was acknowledged this __ day of __________, 2001 by __________________________, the ______________ of
________________________________ (the "Landlord"), to be his free act and deed in said capacity and the free act and deed of the Landlord, on behalf of said Landlord, before me,

                                                     ---------------------------
                                                     Notary Public
                                                     My commission expires:

                               SCHEDULE A TO UCC-1


     All of the Borrower's now owned or hereafter acquired:

     (a) Inventory, including but not limited to all inventory, supplies, raw materials, work in process, goods, merchandise, finished inventory and other tangible personal property held by the Borrower for sale or for lease, furnished or to be furnished under contracts of service, or used or consumed in the Borrower's business, goods in transit, any and all returned or repossessed inventory or merchandise and all documents of title (whether negotiable or negotiable) representing any of the foregoing, and all proceeds thereof; and

     (b) Accounts including, but not limited to all accounts, all rights of the Borrower to payment for goods sold or leased or for services rendered, all accounts receivable of the Borrower; all obligations owing to the Borrower evidenced by an instrument or chattel paper; all rights of the Borrower to payment under a contract not yet earned by performance; all obligations owing to the Borrower of any kind or nature, including all writings, if any, evidencing the same, including all instruments, drafts, acceptances and chattel paper; any and all proceeds of any of the foregoing. Further included within the term "Accounts" are all right, title and interest of Borrower in and to the Inventory which gave rise to any Account, (including the right of stoppage in transit) all guaranties of, and security and liens with respect to any Account, and all Accounts, Documents and Contract Rights of Borrower as defined in the Uniform Commercial Code; and

     (c) Instruments, and Chattel Paper, including all instruments and chattel paper as defined in the Uniform Commercial Code and all proceeds thereof; and

     (d) General Intangibles, including but not limited to all general intangibles as defined in the Uniform Commercial Code, the Intellectual Property Collateral described on the attached Schedule A-1 and all proceeds thereof, including without limitation, any and all rights of Borrower to any refund of any tax assessed against Borrower or paid by Borrower, loss carry-back tax refunds, insurance premium rebates, unearned premiums, insurance proceeds, choses in action, names, trade names, goodwill, trade secrets, computer programs, computer records, data, computer software, customer lists, patents, patent rights, patent applications, patents pending, patent licenses or assignments, development ideas and concepts, licenses, permits, franchises, telephone numbers, literary rights, rights to performance, trademarks, trademark applications, trademark rights, logos, intellectual property, copyrights, proprietary or other processes, blueprints, drawings, designs, diagrams, plans, reports, charts, catalogs, manuals, research, literature, proposals, cost estimates, routes, and other reproductions on paper or otherwise, of any and all concepts or ideas, whether or not related to the business or operations of Borrower; and

     (e) Equipment, including but not limited to all equipment, vehicles, machinery, tools, furniture, fixtures, trade fixtures and parts. Further included within the term "Equipment" is all tangible personal property utilized in the conduct of the Borrower's business (but excluding any property hereinbefore defined as "Inventory") and all additions, accessions, substitutions, components, and replacements thereto, therefor and thereof and all proceeds thereof; and

     (f) Other tangible and intangible property; and

     all products and proceeds of the above, including insurance proceeds.

                                   EXHIBIT "D"
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

     This Intellectual Property Security Agreement is entered into as of ______, 2001 between Unisphere Networks, Inc. ("Lender") and BroadSoft, Inc. ("Grantor").

                                    RECITALS

     A. Lender has agreed to make certain advances of money and to extend certain financial accommodations to Grantor (the "Loans") in the amounts and manner set forth in that certain Loan and Security Agreement between Lender and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"). Lender is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Lender a security interest in, among other things, certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Lender a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

     NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

                                    AGREEMENT

     To secure its obligations under the Loan Agreement, Grantor grants and pledges to Lender a security interest in all of Grantor's right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto), together with all goodwill of the business symbolized by the Trademarks, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof, and all proceeds of each of the foregoing (including, without limitation, all license royalties and proceeds of infringement suits).

     This security interest is granted in conjunction with the security interest granted to Lender under the Loan Agreement. The rights and remedies of Lender with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Lender as a matter of law or equity. Each right, power and remedy of Lender provided herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Lender of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Lender, of any or all other rights, powers or remedies.

     IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

Address of Grantor:                   BROADSOFT, INC.

220 Perry Parkway
Gaithersburg, MD  20877               By:________________________
                                      Name:
                                      Title:

LENDER:

Address of Lender:                    UNISPHERE NETWORKS, INC.

One Executive Drive
Chelmsford, MA  01824                 By:________________________
                                      Name:
                                      Title:

         [                        ]

         COUNTY OF ______________

         The foregoing instrument was acknowledged this __ day of __________, 2001 by __________________________, the ______________ of BroadSoft, Inc. (the
"Grantor"), to be his free act and deed in said capacity and the free act and deed of the Grantor, on behalf of said Grantor, before me,

                                              -------------------------------
                                              Notary Public
                                              My commission expires:

         [                        ]
         COUNTY OF ______________

         The foregoing instrument was acknowledged this __ day of __________, 2001 by __________________________, the ______________ of Unisphere Networks,
Inc. (the "Lender"), to be his free act and deed in said capacity and the free act and deed of the Lender, on behalf of said Lender, before me,

                                              -------------------------------
                                              Notary Public
                                              My commission expires:

                                    EXHIBIT A

                                   Copyrights

                               Registration/                    Registration/
                               Application                      Application
Description                    Number                           Date
-----------                    -----------                      -------------

                                    EXHIBIT B

                                     Patents




                               Registration/                    Registration/
                               Application                      Application
Description                    Number                           Date
-----------                    -----------                      -------------

                                    EXHIBIT C

                                   Trademarks



                               Registration/                    Registration/
                               Application                      Application
Description                    Number                           Date
-----------                    -----------                      -------------

                                    EXHIBIT F



                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

                                                                       EXHIBIT F

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT


     AGREEMENT dated as of ___________ __, 2001, by and between Unisphere Networks, Inc. with its principal place of business at One Executive Drive, Chelmsford, Massachusetts 01824 ("Unisphere"), and _________________ ("the Employee").

     WHEREAS, pursuant to an Agreement and Plan of Merger dated as of October 20, 2000 (as amended, the "Merger Agreement") among Unisphere, Pitcher Acquisition Corp., a Delaware corporation ("Acquisition"), and BroadSoft, Inc. ("BroadSoft"), Acquisition was merged with and into BroadSoft (the "Merger") and BroadSoft was the surviving corporation in the Merger;

     WHEREAS, the Employee's stock and stock options in BroadSoft were acquired or assumed, respectively, by Unisphere in connection with the Merger;

     WHEREAS, following the Merger, BroadSoft was owned, directly or indirectly, by Unisphere (collectively with its subsidiaries, the "Company");

     WHEREAS, the Company deems it of significant importance to its Business (as hereinafter defined) and the Merger to prohibit the Employee from engaging in a business in competition with the Business, or interfering with the Company's employees, and, in order to accomplish such purpose, believes it to be in its best interest to enter into an agreement with the Employee restricting such actions; and

     WHEREAS, Employee is willing to refrain from engaging in certain activities which would be to the detriment of the Company in consideration of payments received by the Employee in connection his employment with the Company and with the Merger.

     Accordingly, the parties hereto agree as follows:

     1. TERM. This Agreement shall be for a term commencing on the date hereof and ending on the later to occur of (i) December 31, 2002 and (ii) one year following the date on which the Employee shall cease to be an employee of the Company and its affiliates (the "Restricted Period"). Nothing contained in this Agreement shall confer on the Employee any right to continue in the employ of the Company or its affiliates.

     2. COVENANT AGAINST COMPETITION, OTHER COVENANTS. The Employee acknowledges that (i) the Employee's work for BroadSoft and the Company has given and will continue to give him access to the confidential affairs and proprietary information of the Company; (ii) the value of all goodwill resulting from the operation of the business of the Company and its subsidiaries and other affiliates should properly belong to the Company; (iii) the covenants and agreements of the Employee contained in this Section 2 are essential to such goodwill of the Company; (iv) the highly innovative and proprietary technologies developed by the Company and its predecessors offer the Company a distinct competitive advantage, and (v) the Company would not have entered into the Merger Agreement but for the covenants and agreements set forth in this Section
2. Accordingly, the Employee covenants and agrees that:

          2.1. NON-COMPETITION COVENANT. By and in consideration of the salary and benefits provided and to be provided by BroadSoft and the Company and by and in consideration of the consideration received pursuant to the Merger Agreement, and further in consideration of the Employee's exposure to the proprietary information of the Company, the Employee covenants and agrees that, during the Restricted Period, he shall not within any state in the United States or within any country in which the Company directly or indirectly conducts, or reasonably expects to conduct, its business, directly or indirectly, (i) engage in the Business, or (ii) render any services to any person, corporation, partnership or other entity (other than the Company or its affiliates) engaged in the Business or (iii) become financially interested in any person, corporation, partnership or other entity engaged in the Business (other than the Company or its affiliates) as a partner, shareholder, principal, agent, employee, consultant or in any other relationship or capacity; provided, however, that, notwithstanding the foregoing, the Employee may (i) invest in securities of any entity solely for investment purposes and without participating in the business thereof, if
(A) the Employee does not, directly or indirectly own 5% or more of any class of securities of such entity, (B) the Employee does not, directly or indirectly, provide any services to such entity and, (C) the Employee does not become a member of the board of directors of such entity, and (ii) invest in venture capital funds solely for investment purposes so long as the Employee is not a controlling person or manager of, or member of a group which controls or manages such entity. For purposes hereof, "Business" shall mean: the development, manufacturing, marketing or sale of any product that is competitive with any product developed, manufactured, marketed or sold, or under development (as evidenced by a written development plan), by the Company while the Employee is employed by the Company, provided, that the term "Business" shall not include the business of any entity that acquires the Company after the date hereof (whether by stock acquisition, asset acquisition, merger or otherwise).

          2.2. NON-SOLICITATION. During the Restricted Period, the Employee shall not, without the Company's prior written consent, directly or indirectly, solicit or encourage any person who, at any time during the period that the Employee is employed by the Company or its affiliates, is or was an employee or independent contractor of the Company or its subsidiaries to terminate his, her or its relationship with the Company or any of its subsidiaries. From the date hereof through the end of the Restricted Period, the Employee will not, whether for his or her own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company's or any of its subsidiaries' relationship with any person who, at any time during the period that the Employee is employed by the Company or its affiliates, is or was a customer or client of the Company or any of its subsidiaries. During the Restricted Period, the Employee shall not hire or engage (on behalf of the Employee or any other person or entity) any employee or independent contractor who is employed or engaged by the Company at the time of the Employee's termination of employment or at any time within the 180-day period which precedes such termination.

     3.   RIGHTS AND REMEDIES UPON BREACH OF THE AGREEMENT.

          3.1. The Employee acknowledges and agrees that any breach by him of any of the provisions of Section 2 (the "Restrictive Covenants") will result in irreparable injury and damage for which money damages might not provide an adequate remedy. Therefore, if the Employee breaches, or threatens to commit a breach of, any of the provisions of Section 2, the Company and its subsidiaries shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its subsidiaries under law or in equity (including, without limitation, the recovery of damages): the right and remedy to seek to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Employee of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

          3.2. The Employee acknowledges that any breach of the Restrictive Covenants will entitle the Company to seek specific performance and other equitable relief. The existence of any claim or cause of action by the Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.

     4. SEVERABILITY. The Employee acknowledges and agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Agreement and
(ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     5. DURATION AND SCOPE OF COVENANTS. If any court, arbitrator or other decision-maker of competent jurisdiction determines that any of Employee's covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     6. DISPUTE RESOLUTION. Any and all claims, disputes, and controversies between the Employee and the Company with respect to interpretation, construction, breach, enforceability, and/or enforcement of the terms and provisions of this Agreement may be submitted for resolution by the state and federal courts in Montgomery County, Maryland, and the parties hereby expressly consent to the non-exclusive personal jurisdiction of the state and federal courts in Montgomery County, Maryland in any lawsuit arising from or related to this Agreement.

     7. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

                           (i) If to the Company, to:

                      Unisphere Networks, Inc.
                      One Executive Drive
                      Chelmsford, Massachusetts 01824
                      Attention:  President and Chief Executive Officer

                      with a copy to:

                      Unisphere Networks, Inc.
                      One Executive Drive
                      Chelmsford, Massachusetts 01824
                      Attention:  Suzanne Zabitchuck, Esq.

                      (ii)     If to the Employee, at:


Any such person may by notice given in accordance with this Section 7 to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

     8. ENTIRE AGREEMENT. Other than with respect to that certain Employee Patent and Secrecy Agreement between the Company and the Employee dated as of the date hereof, the Merger Agreement and that certain Employee Nondisclosure and Noncompete Agreement (with the exception of paragraphs 8, 9 and 10 thereof) with BroadSoft (which agreements shall survive in their entirety without regard to this Agreement), this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements, written or oral, with respect thereto.

     9. WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

     10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     11. ASSIGNMENT. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee; any purported assignment by the Employee in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and the rights hereunder.

     12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

     13. COUNTERPART. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

     14. SURVIVAL. Anything contained in this Agreement to the contrary notwithstanding, the provisions of Sections 2, 3 and 6, and the other provisions of this Agreement (to the extent necessary to effectuate the survival of Sections 2, 3 and 6), shall survive termination of this Agreement.

     15. HEADINGS. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.


                           [Signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

                                     UNISPHERE NETWORKS, INC.

                                     By:
                                          -------------------------------------
                                     Name:
                                            -----------------------------------
                                     Title:
                                             ----------------------------------



                                     EMPLOYEE

                                     ------------------------------------------

                              EXHIBITS G-1 AND G-2


                          FORMS OF LOCK-UP AGREEMENTS

        EXISTING STOCKHOLDER, EMPLOYEE AND OPTIONHOLDER LOCK-UP AGREEMENT


                                                             February ____, 2001


UNISPHERE NETWORKS, INC.
1 Executive Drive
Chelmsford, MA 01824


CREDIT SUISSE FIRST BOSTON CORPORATION
UBS WARBURG LLC
J.P. MORGAN & CO. INC.
as Representatives of the several
   Underwriters to be named in the
   within-mentioned Underwriting Agreement
c/o  Credit Suisse First Boston Corporation
   Eleven Madison Avenue
   New York, New York  10010-3629


Dear Sirs:

     As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for shares of common stock, par value $0.01 per share (the "Securities"), of Unisphere Networks, Inc. (the "Company"), the undersigned hereby agrees that from the date hereof and until 180 days after the initial public offering date set forth on the final prospectus used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation ("CSFBC"). In addition, the undersigned agrees that, without the prior written consent of CSFBC, it will not, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

     Notwithstanding the foregoing, that number of shares of Securities equal to twenty-five percent (25%) of the vested Securities owned by the undersigned (including vested Securities issued or issuable upon exercise of options granted to the undersigned) as of the Early Release Date (as defined below) will be released (the "Early Release") from the 180-day restriction described in the preceding paragraph (it being agreed that no fractional shares will be released as of the result of such formula and that the number of Securities calculated pursuant to such formula shall be rounded down to the nearest whole share) provided that (1) any such transactions may be effected beginning on the later to occur of (a) the 91st day after the Public Offering Date and (b) the 2nd trading day after the first complete trading day following the public announcement of the Company's quarterly financial results for the first quarter ending after the initial public offering (the "Early Release Date") and (2) the last reported sales price of the Securities on The Nasdaq Stock Market's National Market is at least twice the offering price of the Securities in the initial public offering (such numbers to be adjusted for stock splits, combinations, recapitalizations and the like) for 20 of the 30 trading days ending on the last trading day preceding the Early Release Date; provided, however, that the undersigned hereby agrees to give CSFBC and the Company prior written notice (the "Written Notice") of its intention to take any of the actions set forth in the first sentence of this paragraph pursuant to such Early Release, indicating the number of Securities in respect of which the undersigned desires to dispose pursuant to such Early Release, and to execute any such action only through CSFBC or any of its affiliates acting as broker (the "Brokerage Actions"), unless otherwise agreed in writing in advance by CSFBC. CSFBC shall effect Brokerage Actions in a manner at its sole discretion deemed necessary to minimize the impact of such transactions on the trading price of the Securities.

     CSFBC shall use its reasonable best efforts to effect Brokerage Actions involving in the aggregate for the undersigned and the other stockholders, employees and optionholders of the Company who are signatories to this form of Existing Stockholder, Employee and Optionholder Lock-Up Agreement (the "Agreement") no less than 250,000 Securities (such number to be adjusted for stock splits, stock combinations, recapitalizations and the like) per calendar week.

     Any Securities received upon exercise of options granted to the undersigned also will be subject to this Agreement. Any Securities acquired by the undersigned in the open market or in the issuer directed share program and any Securities sold by the undersigned to the Representatives in the initial public offering pursuant to the Underwriting Agreement will not be subject to this Agreement. Any transfer without consideration of Securities (i) as a bona fide gift or gifts, (ii) to a family member or trust, (iii) to an affiliate or (iv) to any wholly-owned subsidiary, limited partner, member or stockholder of the undersigned may be made, provided the transferee agrees in advance in writing to be bound by the terms of this Agreement. Any transfers made pursuant to the paragraph shall not be counted in determining whether the limits set forth in the second paragraph of this letter have been exceeded.

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if (i) the Public Offering Date shall not have occurred on or before December 31, 2001, (ii) the Company notifies the Underwriters in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Offering, or (iii) the Underwriting Agreement is terminated in accordance with its terms.

                                Very truly yours,


                                 --------------------------------------------
                                 Name:
                                      ---------------------------------------

                      BROADSOFT INVESTOR LOCK-UP AGREEMENT


                                                              February ___, 2001



UNISPHERE NETWORKS, INC.
1 Executive Drive
Chelmsford, MA 01824


CREDIT SUISSE FIRST BOSTON CORPORATION
UBS WARBURG LLC
J.P. MORGAN & CO. INC.
as Representatives of the several
   Underwriters to be named in the
   within-mentioned Underwriting Agreement
c/o  Credit Suisse First Boston Corporation
   Eleven Madison Avenue
   New York, New York  10010-3629


Dear Sirs:

     As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for shares of common stock, par value $0.01 per share (the "Securities"), of Unisphere Networks, Inc. (the "Company"), the undersigned hereby agrees that from the date hereof and until 180 days after the initial public offering date set forth on the final prospectus used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation ("CSFBC"). In addition, the undersigned agrees that, without the prior written consent of CSFBC, it will not, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

     Notwithstanding the foregoing, that number of the Securities will be released (the "Early Release") from the 180-day restriction described in the preceding paragraph equal to the product of (x) 1,500,000 (such number to be adjusted for stock splits, stock combinations, recapitalizations and the like) and (y) the quotient of (i) the number of Securities owned by the undersigned (excluding Securities acquired by the undersigned in the open market or in the issuer directed share program), divided by (ii) the number of Securities owned in the aggregate by the undersigned and the other non-employee stockholders of the Company who are signatories to this form of Broadsoft Investor Lock-Up Agreement (together, the "Broadsoft Investor Release Stockholders") (excluding Securities acquired by the Broadsoft Investor Release Stockholders in the open market or in the issuer directed share program) (it being agreed that no fractional shares will be released as of the result of such formula and that the number of Securities calculated pursuant to such formula shall be rounded down to the nearest whole share) provided that (1) any such transactions may be effected beginning on the later to occur of (a) the 91st day after the Public Offering Date and (b) the 2nd trading day after the first complete trading day following the public announcement of the Company's quarterly financial results for the first quarter ending after the initial public offering (the "Early Release Date") and (2) the last reported sales price of the Securities on The Nasdaq Stock Market's National Market is at least twice the offering price of the Securities in the initial public offering (such numbers to be adjusted for stock splits, combinations, recapitalizations and the like) for 20 of the 30 trading days ending on the last trading day preceding the Early Release Date; provided, however, that the undersigned hereby agrees to give CSFBC and the Company prior written notice (the "Written Notice") of its intention to take any of the actions set forth in the first sentence of this paragraph pursuant to such Early Release, indicating the number of Securities in respect of which the undersigned desires to dispose pursuant to such Early Release, and to execute any such action only through CSFBC or any of its affiliates acting as broker (the "Brokerage Actions"), unless otherwise agreed in writing by CSFBC. In the event that, within 30 days after the Early Release Date, CSFBC has not received Written Notices from Broadsoft Investor Release Stockholders indicating an intention to dispose of an aggregate of 1,500,000 Securities, additional Securities held by each Broadsoft Investor Release Stockholder so notifying CSFBC of an intention by such stockholder to so dispose (collectively, the "Notifying Broadsoft Investor Release Stockholders") shall be released from the 180-day restriction described in the preceding paragraph, up to an amount equal to the product of (A) the difference of 1,500,000 minus all Securities covered by Written Notices regarding an intention to dispose and (B) the quotient of (i) the number of Securities owned by each Notifying Broadsoft Investor Release Stockholder (excluding Securities acquired by Notifying Broadsoft Investor Release Stockholders in the open market or in the issuer directed share program) divided by (ii) the number of Securities owned in the aggregate by all Notifying Broadsoft Investor Release Stockholders (excluding Securities acquired by all Notifying Broadsoft Investor Release Stockholders in the open market or in the issuer directed share program); provided that such Notifying Broadsoft Investor Release Stockholder provides prior written notice to CSFBC and the Company of the number of additional Securities it desires to dispose pursuant to the last sentence of this paragraph (the "Additional Written Notice"). The undersigned shall be entitled to apportion the Securities subject to Early Release under this paragraph among itself and its affiliates in such proportion as it deems appropriate. In no case, however, shall the total number of Securities intended to be disposed by a Broadsoft Investor Release Stockholder, a Notifying Broadsoft Investor Release Stockholder or their respective affiliates be greater than the sum of the Securities available for Early Release under this paragraph of such Broadsoft Investor Release Stockholder, Notifying Broadsoft Investor Release Stockholder or their respective affiliates.

     CSFBC shall effect Brokerage Actions within a period not to exceed 30 days from the date of the delivery of the Written Notice and each Additional Written Notice to CSFBC in a manner at its sole discretion deemed necessary to minimize the impact of such transactions on the trading price of the Securities. CSFBC shall consult with the undersigned regarding the amount and timing of Brokerage Actions and shall use its reasonable best efforts to effect Brokerage Actions involving in the aggregate for the Broadsoft Investor Release Stockholders no less than 250,000 Securities (such number to be adjusted for stock splits, stock combinations, recapitalizations and the like) per calendar week. Notwithstanding anything to the contrary set forth herein, the Broadsoft Investor Release Stockholders may effect the transactions described above with respect to, in the aggregate, no more than 1,500,000 Securities (such number to be adjusted for stock splits, stock combinations, recapitalizations and the like) pursuant to the preceding paragraph upon satisfaction of the conditions set forth herein.

     In addition, the Broadsoft Investor Release Stockholders shall be entitled to receive the benefit (along with any other associated obligations) of any additional early release provisions granted to any other holder of Securities, except for (i) the early release of not more than 500,000 Securities (such number to be adjusted for stock splits, stock combinations, recapitalizations and the like) from lock-up arrangements set forth in the registration statement on Form S-1 relating to the initial public offering (excluding Securities that may be released pursuant to the second paragraph of this Broadsoft Investor Lock-Up Agreement (the "Agreement")) or for (ii) the early release of Securities held by employees or consultants of the Company or other signatories to the Company's form of Existing Stockholder, Employee and Optionholder Lock-Up Agreement. None of the 500,000 Securities (such number to be adjusted for stock splits, stock combinations, recapitalizations and the like) subject to early release under clause (i) of this paragraph shall include any Securities held by Siemens Corporation or it affiliates.

     Any Securities received upon exercise of options granted to the undersigned also will be subject to this Agreement. Any Securities acquired by the undersigned in the open market or in the issuer directed share program and any Securities sold by the undersigned to the Representatives in the initial public offering pursuant to the Underwriting Agreement will not be subject to this Agreement. Any transfer without consideration of Securities (i) as a bona fide gift or gifts, (ii) to a family member or trust, (iii) to an affiliate or (iv) to any wholly-owned subsidiary, limited partner, member or stockholder of the undersigned may be made, provided the transferee agrees in advance in writing to be bound by the terms of this Agreement. Any transfers made pursuant to the paragraph shall not be counted in determining whether the limits set forth in the second and third paragraphs of this letter have been exceeded.

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if (i) the Public Offering Date shall not have occurred on or before December 31, 2001, (ii) the Company notifies the Underwriters in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Offering, or (iii) the Underwriting Agreement is terminated in accordance with its terms.

                                        Very truly yours,


                                                -------------------------------

                                                Name:
                                                     --------------------------